                                                                     EXHIBIT 2.1


================================================================================

                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                        VERTEX PHARMACEUTICALS INCORPORATED,


                                    PANVERA LLC,


                                       AND


                             INVITROGEN CORPORATION









                                FEBRUARY 4, 2003


================================================================================
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS........................................................1
      1.1   Definitions......................................................1

ARTICLE II ASSET PURCHASE....................................................8
      2.1   Purchase and Sale of Assets; Assumption of Liabilities...........8
      2.2   Purchase Price and Related Matters..............................12
      2.3   The Closing.....................................................14
      2.4   Further Assurances..............................................15
      2.5   Owner Obligations...............................................16

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE OWNER AND THE SELLER.....16
      3.1   Organization, Qualification and Limited Liability
            Company Power...................................................16
      3.2   Authority; Required Filings and Consents........................16
      3.3   Noncontravention................................................17
      3.4   Title to Business Assets........................................18
      3.5   Employee Benefit Plans..........................................18
      3.6   Financial Information...........................................20
      3.7   Absence of Certain Changes......................................20
      3.8   Intellectual Property...........................................21
      3.9   Material Contracts..............................................24
      3.10  Product Liability; Litigation...................................25
      3.11  Environmental Matters...........................................25
      3.12  Legal Compliance................................................27
      3.13  Applicable Permits..............................................27
      3.14  Brokers' Fees...................................................27
      3.15  Warranty Claims.................................................27
      3.16  Taxes...........................................................27
      3.17  Inventory.......................................................29
      3.18  Absence of Undisclosed Liabilities..............................29
      3.19  Real Estate.....................................................29
      3.20  Exports and Customs.............................................32
      3.21  Insurance.......................................................32
      3.22  Labor Relations.................................................32
      3.23  WARN Act........................................................32
      3.24  Accounts Receivable.............................................33
      3.25  Customers.......................................................33
      3.26  Disclosures Regarding Business Assets...........................33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER......................34
      4.1   Organization....................................................34
      4.2   Authority.......................................................34
      4.3   Noncontravention................................................34
      4.4   Litigation......................................................35
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      4.5   Brokers' Fees...................................................35
      4.6   Representations and Warranties..................................35

ARTICLE V PRE-CLOSING COVENANTS.............................................35
      5.1   Closing Efforts; Hart-Scott-Rodino Act; Obligations of
            Other Vertex Parties............................................35
      5.2   Operation of the Business.......................................37
      5.3   Access..........................................................40
      5.4   Exclusivity.....................................................40
      5.5   Notice of Litigation............................................41
      5.6   Supplements to the Seller Disclosure Schedule...................41

ARTICLE VI CONDITIONS PRECEDENT TO CLOSING..................................42
      6.1   Conditions to Obligations of the Buyer..........................42
      6.2   Conditions to Obligations of the Owner and the Seller...........43

ARTICLE VII INDEMNIFICATION.................................................44
      7.1   Indemnification by the Owner and the Seller.....................44
      7.2   Indemnification by the Buyer....................................45
      7.3   Claims for Indemnification......................................45
      7.4   Survival........................................................46
      7.5   Limitations.....................................................47
      7.6   Treatment of Indemnification Payments...........................48
      7.7   Effect of Closing...............................................48

ARTICLE VIII TERMINATION....................................................48
      8.1   Termination of Agreement........................................48
      8.2   Effect of Termination...........................................49

ARTICLE IX ADDITIONAL COVENANTS.............................................49
      9.1   Taxes...........................................................49
      9.2   UCC Matters.....................................................50
      9.3   Discharge of Business Obligations...............................50
      9.4   Change of the Seller's Name.....................................50
      9.5   Public Announcement.............................................50
      9.6   Post Closing Obligation to Employees............................51
      9.7   Non-Solicitation of Employees...................................52
      9.8   Delivery of Certain Business Records............................52
      9.9   Confidentiality and Nonuse Obligations..........................53
      9.10  Limitations on Granted or Retained Rights.......................53

ARTICLE X POST-CLOSING AGREEMENTS...........................................53
      10.1  Collection of Receivables.......................................53
      10.2  Use of Aurora Trade Name........................................53
      10.3  Access to Business Records......................................54
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ARTICLE XI MISCELLANEOUS....................................................54
      11.1  No Third-Party Beneficiaries....................................54
      11.2  Entire Agreement................................................54
      11.3  Succession and Assignment.......................................54
      11.4  Notices.........................................................55
      11.5  Amendments and Waivers..........................................55
      11.6  Severability....................................................55
      11.7  Expenses........................................................56
      11.8  Specific Performance............................................56
      11.9  Governing Law...................................................56
      11.10 Construction....................................................56
      11.11 Waiver of Jury Trial............................................56
      11.12 Incorporation of Exhibits and Schedules.........................56
      11.13 Counterparts and Facsimile Signature............................57
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                                      iii

Schedules:
Schedule 1              Business Material Adverse Effect
Schedule 1.1            Permitted Encumbrances
Schedule 1.1(a)         Products
Schedule 2.1(a)(i)      Real Estate
Schedule 2.1(a)(iii)    Trademarks and Patent Rights
Schedule 2.1(a)(vi)     Investments
Schedule 2.1(b)(i)      Instrumentation Assets
Schedule 5.1(a)(i)      Consent Costs and Upfront License Fees
Schedule 5.1(a)(iv)     Instrumentation License
Schedule 5.2(e)         Exceptions to Interim Operations Covenants
Schedule 5.2(e)(xiv)    Changes in Employee Compensation
Schedule 5.2(e)(xv)     Additional Seller Employees
Schedule 5.6(b)         MTA's To Be Determined as to Assignment
Schedule 6.1(f)         Applicable Permits
Schedule 6.1(h)         Third-Party Consents to be Obtained by Seller
Schedule 7.1(d)         Certain Indemnification Items
Schedule 9.6(a)         Seller Employees

The Seller Disclosure Schedules:
Section 3.1(c)          Equity Interests
Section 3.3(c)          Consents under Material Contracts
Section 3.5(a)          Employee Benefit Plans
Section 3.5(f)          Parachute Payments
Section 3.6(a)          Financial Information
Section 3.7             Absence of Certain Changes
Section 3.8(a)          Intellectual Property - Material Agreements
Section 3.8(b)          Third-Party Claims/Joint Licenses and Co-Owned Patents
Section 3.8(d)          Exceptions to Validity
Section 3.8(e)          Licenses, Covenants Not to Compete, etc.
Section 3.8(f)          Conveyances of Proprietary Assets
Section 3.8(g)          Royalty Obligations
Section 3.8(i)          Infringement Notice Instances
Section 3.9             Material Contracts
Section 3.10            Product Liability; Litigation
Section 3.11(a)         Environmental Permits
Section 3.11(b)         Violation of Environmental Laws
Section 3.11(g)         Release of Hazardous Substances
Section 3.11(h)         Environmental Consents
Section 3.11(i)         Environmental Matters
Section 3.13            Permits
Section 3.14            Brokers' Fees
Section 3.15            Warranty Claims
Section 3.16(a)         Taxes
Section 3.17            Inventory
Section 3.18            Undisclosed Liabilities

Section 3.19(a)         Real Estate
Section 3.20            Exports and Customs
Section 3.21            Insurance
Section 3.24            Accounts Receivable
Section 3.25            Customers


Exhibits:
Exhibit A         Bill of Sale
Exhibit B         Assignment and Assumption Agreement
Exhibit C         Non-Competition Agreement
Exhibit D         Shared Know-How Agreement
Exhibit E         Transition Services Agreement
Exhibit F         Assignment of Ground Lease
Exhibit G-1       Form of Contract Administration Agreement (Assay)
Exhibit G-2       Form of Contract Assignment and Administration Agreement
                  (Instrumentation)
Exhibit H-1- H-11 Amended and Restated Technology Agreements
Exhibit I         Supply Agreement

                            ASSET PURCHASE AGREEMENT


      This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of February 4, 2003, by and among Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the "Owner"), PanVera LLC, a Delaware limited liability company (the "Seller") and Invitrogen Corporation, a Delaware corporation (the "Buyer"). The Owner, the Seller and the Buyer are referred to herein individually as a "Party" and collectively as the "Parties."

                                  INTRODUCTION

      The Seller is engaged in, among other matters, the business of developing, manufacturing and selling life sciences discovery products, probes, proteins and reagents, and assay development services;

      The Owner is engaged in, among other matters, the business of discovering, developing and commercializing ethical pharmaceutical products independently and with partners; and

      The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Seller's right, title and interest in and to substantially all of the assets and properties of the Seller, subject to the assumption by the Buyer of specified related liabilities, upon the terms and conditions set forth herein.

                                      TERMS

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. Whenever used in this Agreement, the terms defined below shall have the indicated meaning:

      "Account Parties" shall have the meaning set forth in Section 10.1.

      "Accounting Firm" shall have the meaning set forth in Section 2.2(b)(iii).

      "Acquired Assets" shall have the meaning set forth in Section 2.1(a).

      "Adjustment Amount" shall have the meaning set forth in Section 2.2(b)(i).

      "Affiliate" means, with respect to any Person, any Person which directly or indirectly through stock ownership or otherwise either controls, or is controlled by or under common control with, such Person.

      "Agreement" shall have the meaning set forth in the preamble.

      "Amended and Restated Technology Agreements" shall mean the agreements in the forms attached hereto as Exhibits H-1 through H-11.

      "Ancillary Agreements" shall have the meaning set forth in Section 2.3(b).

      "Applicable Accounting Principles" means United States generally accepted accounting principles ("GAAP") (applied on a "going concern" basis without reflecting the transactions contemplated under this Agreement).

      "Applicable Permits" shall have the meaning set forth in Section 3.13 and shall not include Environmental Permits.

      "Assigned Contracts" shall have the meaning set forth in Section
2.1(a)(ii).

      "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement in the form of Exhibit B hereto.

      "Assignment of Ground Lease" means the Assignment of Ground Lease in the form of Exhibit F hereto.

      "Assumed Liabilities" shall have the meaning set forth in Section 2.1(c).

      "Aurora" means Aurora Biosciences Corporation, formerly a Delaware corporation and wholly owned subsidiary of Owner, which was merged with and into Vertex San Diego on July 1, 2002.

      "Benefit Plans" shall have the meaning set forth in Section 3.5(a).

      "Bill of Sale" means the Bill of Sale in the form of Exhibit A hereto.

      "Business" means, collectively, (a) the business of the Vertex Parties, at the time this Agreement is executed, of developing, manufacturing and/or commercializing proteins, reagents and/or assays listed on Schedule 1.1(a), providing services related thereto and/or licensing of intellectual property or confidential information related thereto, (b) performing the obligations of the Vertex Parties under the Assigned Contracts and (c) developing, manufacturing and/or commercializing products and providing services that would require rights under any Proprietary Asset that is listed on Schedule 2.1(a)(iii) to this Agreement or in Parts 1 or 2 of Section 3.8(a) of the Seller Disclosure Schedule or Part 2 of Section 3.8(b) of the Seller Disclosure Schedule, and/or licensing of intellectual property or confidential information related thereto; provided, however, that "Business" excludes the Instrumentation Assets, and further excludes the activities of the Vertex Parties (other than the Seller) which would not be prohibited by the Non-Competition Agreement or would be permitted under the Amended and Restated Technology Agreements.

      "Business Assets" shall have the meaning set forth in Section 2.1(a).

      "Business Day" shall have the meaning set forth in Section 2.3(a).

      "Business Material Adverse Effect" means (i) any effect that is materially adverse to the Business Assets or the Business, as operated, and as proposed to be operated, by Seller on the date of this Agreement, taken as a whole, other than (a) any such effect resulting from changes in the general financial markets or from changes in the international or national markets for the products made or proposed to be made by use of the Business Assets which have not had a materially disproportionate impact on the Business, (b) any such effect resulting solely from the occurrence of the matters set forth on Schedule 1 hereto or (c) any such effect resulting solely from the identity of Buyer, each of (b) and (c) as proven by the Seller; or (ii) any matter that materially impairs the ability of the Seller or the Owner to consummate the transactions contemplated by this Agreement.

      "Buyer" shall have the meaning set forth in the preamble.

      "Buyer Certificate" shall have the meaning set forth in Section 6.2(d).

      "Buyer Indemnitees" shall have the meaning set forth in Section 7.1.

      "Buyer Material Adverse Effect" shall have the meaning set forth in
Section 4.3(b).

      "Buyer Receivables Account" shall have the meaning set forth in Section 10.1.

      "CERCLA" shall have the meaning set forth in Section 3.11(f).

      "Claim Notice" shall have the meaning set forth in Section 7.3(b).

      "Closing" shall have the meaning set forth in Section 2.3(a).

      "Closing Balance Sheet" shall have the meaning set forth in Section 2.2(b)(i).

      "Closing Date" shall have the meaning set forth in Section 2.3(a).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidentiality Agreement" shall have the meaning set forth in Section
5.3.

      "Contract Administration Agreement (Assay)" shall mean the Contract Administration Agreement in the form of Exhibit G-1 hereto.

      "Contract Administration Agreement (Instrumentation)" shall mean the Contract Administration Agreement in the form of Exhibit G-2 hereto.

      "Damages" shall have the meaning set forth in Section 7.1.

       "Employees" shall have the meaning set forth in Section 3.5(g)(iii).

      "Environmental Law" means any foreign, federal, state, provincial, or municipal statute, rule, regulation, ordinance, directives, orders or decrees of any Governmental Authority in effect on or before the Closing Date and relating to the protection of the environment, including without limitation pertaining to the presence, manufacture, processing, use, treatment, storage, disposal, transportation, handling, generation or Release of Hazardous Substances.

      "Environmental Liabilities" means any and all Liabilities (including without limitation the costs of investigation, clean up actions, remedial actions or other response costs) arising out of or relating to any of the following conditions or events to the extent such conditions or events occur on or before the Closing Date: (a) environmental conditions, including the presence or Release or exposure to Hazardous Substances at, on, in, from or around the Real Estate, (b) the off-site transportation, storage, treatment, recycling, disposal or arrangement for disposal of or distribution of Hazardous Substances by or on behalf of the Seller or any of its predecessors in connection with the Business or the Business Assets, and (c) any violation of any Environmental Law (including any costs and expenses reasonably incurred after Closing to come into compliance with such Environmental Law).

      "Environmental Permits" shall have the meaning set forth in Section
3.11(a).

      "ERISA" shall have the meaning set forth in Section 3.5(g)(i).

      "ERISA Affiliate" shall have the meaning set forth in Section 3.5(g)(ii).

      "Excluded Assets" shall have the meaning set forth in Section 2.1(b).

      "Excluded Liabilities" shall have the meaning set forth in Section 2.1(d).

      "Financial Statements" shall have the meaning set forth in Section 3.6(a).

      "Former Employees" shall have the meaning set forth in Section 3.5(g)(iv).

      "Former Seller Employee" shall have the meaning set forth in Section
9.6(a).

      "GAAP" shall have the meaning set forth in the definition of "Applicable Accounting Principles."

      "Governmental Authority" means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or foreign country or any county, jurisdiction, municipality or other political subdivision thereof or any other supranational organization of sovereign states.

      "Governmental Filings" shall have the meaning set forth in Section 5.1(a)(ii).

      "Hart-Scott-Rodino Act" shall have the meaning set forth in Section
3.2(c)3.

      "Hazardous Substance" means any hazardous or toxic substance, pollutant, material, waste or contaminant that is regulated by an Environmental Law.

      "Indemnified Party" shall have the meaning set forth in Section 7.3(a).

      "Indemnifying Party" shall have the meaning set forth in Section 7.3(a).

      "IRS" means the Internal Revenue Service of the United State of America.

      "Instrumentation Assets" shall have the meaning set forth in Section 2.1(b)(i).

      "Investments" shall have the meaning set forth in Section 2.1(a)(vi).

      "Key Customer" shall have the meaning set forth in Section 3.25.

      "Know-How" means any and all confidential information and data of any kind and in any form whatsoever owned by the Seller and generated or used by the Seller in connection with the Business including, without limitation, techniques, inventions, practices, methods, knowledge, know-how, skill, software, experience, test data (including pharmacological, toxicological and clinical test data), analytical and quality assurance and quality control data and information, marketing, cost, and sales information and manufacturing technology, data and descriptions, compositions and assays.

      "knowledge of the Buyer" means the actual knowledge of any senior officer of the Buyer after reasonable inquiry within Buyer and its Affiliates with respect to the matter in question.

      "knowledge of the Seller" means the actual knowledge of any senior officer of the Seller, Owner and Vertex San Diego after reasonable inquiry within Seller and its Affiliates with respect to the matter in question.

      "Lease" means that certain University Research Park Ground Lease, as amended, dated October 1, 1998, by and between University Research Park, Inc. and PanVera Corporation.

      "Letter" shall have the meaning set forth in Section 10.1.

      "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due).

      "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, license, covenant, or other encumbrance (including title defects of any kind whatsoever, or the filing of, or agreement to give any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

      "Managed" shall have the meaning set forth in Section 3.11(c).

      "Management" shall have the meaning set forth in Section 3.11(c).

      "Material Contract" shall have the meaning set forth in Section 3.9.

      "Material Loss" shall mean a loss or damage suffered or incurred by a Party or other adverse circumstance affecting a Party which has a reasonable likelihood of being valued at $2,500,000 or more.

      "Non-Competition Agreement" means the Non-Competition Agreement in the form of Exhibit C hereto.

       "November 30 Balance Sheet" shall have the meaning set forth in Section 3.6(a).

      "November 30 Income Statement" shall have the meaning set forth in Section 3.6(a).

      "Owner" shall have the meaning set forth in the preamble.

      "PanVera Corporation" means PanVera Corporation, formerly a Wisconsin corporation, which was indirectly merged into the Seller on July 1, 2002.

      "Parties" shall have the meaning set forth in the preamble.

      "Patent Rights" shall have the meaning set forth in Section 2.1(a)(iii).

      "Permitted Encumbrances" means any (i) liens for Taxes and assessments arising in the ordinary course of business that are not yet due and payable,
(ii) mechanic's, workmen's, repairmen's, warehousemen's, carrier's or other like liens arising or incurred in the ordinary course of business and not material in amount and (iii) those Liens set forth on Schedule 1.1 hereto.

      "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a federal, state, local or foreign government or regulatory entity or political subdivision or an agency or instrumentality thereof.

      "Proprietary Asset" means any and all of the following in any country: (a) patents (including utility models, design patents, certifications of invention, extensions, reissues, reexaminations and the like), patent applications (including provisionals, divisionals, continuations and continuations-in-part), trademarks (whether registered or unregistered), trademark applications, trade names, fictitious business names, service marks (whether registered or unregistered), service mark applications, copyrights (whether registered or unregistered), copyright applications, moral rights, maskworks, maskwork applications, trade secrets, Know-How, computer software, computer programs, source code, algorithms, inventions, discoveries, technology and other intellectual property rights and intangible assets; and (b) the right (whether at law, in equity by contract or otherwise) to use or otherwise exploit any of the foregoing.

      "Purchase Price" shall have the meaning set forth in Section 2.2(a).

      "Real Estate" means the real property set forth on Schedule 2.1(a)(i).

      "Reference Amount" shall have the meaning set forth in Section 2.2(b)(i).

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substances) or the threat thereof.

      "Seller" shall have the meaning set forth in the preamble.

      "Seller Certificate" shall have the meaning set forth in Section 6.1(d).

      "Seller Disclosure Schedule" means the Seller Disclosure Schedule provided for in Article III, as supplemented and amended in accordance with the provisions of Section 5.6(a). The disclosure of any item in any Section of the Seller Disclosure Schedule shall constitute disclosure of that item in any and all Sections of the Seller Disclosure Schedule as to which such disclosure would reasonably pertain and be readily apparent on its face.

      "Seller Employees" shall have the meaning set forth in Section 9.6(a).

      "Seller Indemnitees" shall have the meaning set forth in Section 7.2.

      "Shared Know-How" shall have the meaning given such term in the Shared Know-How Agreement.

      "Shared Know-How Agreement" means the Shared Know-How Agreement in the form of Exhibit D hereto.

      "Straddle Period" means any Taxable period that includes, but does not end on the Closing Date.

      "Supply Agreement" means the Supply Agreement in the form of Exhibit I hereto.

      "Taxes" (including, with correlative meaning, the terms "Tax" and "Taxable") shall mean all taxes of any kind imposed by a federal, state, local or foreign Governmental Authority, including but not limited to (i) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties and additions, (ii) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (i) of this definition and (iii) any liability for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person.

      "Tax Returns" means all reports, returns, schedules and any other documents required to be filed with respect to Taxes and all claims for refunds of Taxes.

      "Third-Party" shall mean any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement.

      "Third-Party Claim" shall have the meaning set forth in Section 7.3(a).

      "Third-Party Consents" shall have the meaning set forth in Section 5.1(a)(i).

      "Trademarks" shall have the meaning set forth in Section 2.1(a)(iii).

      "Transfer Documents" shall have the meaning set forth in Section 2.3(b).

      "Transition Services Agreement" means the Transition Services Agreement in the form of Exhibit E hereto.

      "Transferred Employees" shall have the meaning set forth in Section
9.6(b).

      "Vertex Parties" means the Seller, the Owner, Vertex San Diego, PanVera Corporation, Aurora, each of their successors and assigns, and each of their respective Affiliates.

      "Vertex San Diego" means Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company and a wholly owned subsidiary of the Owner.

      "WARN Act" shall have the meaning set forth in Section 3.23.

                                   ARTICLE II
                                 ASSET PURCHASE

      2.1   Purchase and Sale of Assets; Assumption of Liabilities.

            (a) Transfer of Assets. At the Closing the Seller shall, and the Owner shall cause the Seller to, sell, convey, assign, transfer and deliver to the Buyer (or one or more of its assignees), and the Buyer shall purchase and acquire from the Seller, all of the Seller's right, title and interest in and to the Business Assets, free and clear of all Liens other than Permitted Encumbrances. For purposes of this Agreement, the "Business Assets" shall mean all assets used in the operation of the Business by the Seller on the date of this Agreement (other than those assets disposed of by the Seller on or prior to the Closing Date but only to the extent permitted by Section 5.2 hereof) plus any assets acquired by the Seller following the date of this Agreement and on or prior to the Closing Date, but excluding the Excluded Assets. The Business Assets which are owned by the Seller, including the Assigned Contracts (pursuant to which Assigned Contracts the Seller has been provided its rights in certain of the Business Assets), are referred to hereinafter as the "Acquired Assets." The Business Assets to which the Seller is transferring all of its right, title and interest include without limitation the following:

                  (i) the real property, leaseholds, subleases and interests therein, options or similar rights to purchase, lease, use or occupy real property and buildings, structures, facilities, fixtures and other improvements thereon and appurtenances thereto, that are listed by premises, building or street address, and tax lot number on Schedule 2.1(a)(i) hereto (collectively, the "Real Estate");

                  (ii) all oral and written contracts, agreements, leases, subleases, licenses, and other arrangements used in the Business, including, without limitation, the Material Contracts (the "Assigned Contracts");

                  (iii) all Proprietary Assets generated or used by or on behalf of the Seller in connection with the Business, including, without limitation, those trademarks and trade names and registrations thereof and registration applications therefor set forth on Schedule 2.1(a)(iii) hereto (the "Trademarks") and those patents (including any extension, reissue, reexamination or the like relating thereto) and patent applications (including any provisional, divisional, continuation or continuation in part) set forth on Schedule 2.1(a)(iii) hereto (the "Patent Rights");

                  (iv) all actions, claims, causes of action, rights of recovery, choses in action or rights to set off, whether arising out of occurrences before or after the Closing Date, including Third-Party warranties and guarantees and other similar contractual rights as to third parties held by or in favor of any of the Vertex Parties with respect to any of the Business Assets, except for those described in clauses (i) and (iii) of the definition of "Excluded Assets";

                  (v) all of the Seller's accounts receivable and other receivables relating to the Business Assets or arising out of the conduct of the Business;

                  (vi) subject to the provisions of Section 2.2(c), below, those equity securities set forth on Schedule 2.1(a)(vi) (the "Investments"); and

                  (vii) all other assets and properties reflected on the Closing Balance Sheet.

            (b) Excluded Assets. The Buyer shall not be entitled or obligated to purchase any of the Excluded Assets. "Excluded Assets" shall mean any assets, properties or rights of any Vertex Party other than the Seller, together with the following assets, properties and rights of the Seller:

                  (i) those assets described on Schedule 2.1(b)(i) hereto, which were conveyed by Seller to Aurora Biosystems LLC, prior to the date of this Agreement but subsequent to the date of the November 30 Balance Sheet (the "Instrumentation Assets");

                  (ii) any cash or short-term marketable securities (which for purposes hereof shall be deemed to not include any of the Investments);

                  (iii) rights to insurance claims, related refunds and proceeds of claims asserted against third parties which arise out of occurrences before or after the Closing Date, including rights with respect to Third-Party warranties and guarantees and other similar contractual rights held by or in favor of any of the Vertex Parties with respect to any of the Business Assets, solely to the extent the Seller, and not the Buyer, bears or is responsible for the matter to which such right or action relates (whether because the matter relates to an Excluded Liability or otherwise), and then only to the extent of amounts paid by the Seller with respect thereto (including by way of any reduction in the Purchase Price);

                  (iv) all assets relating to the Benefit Plans and other policies, programs and agreements set forth in Section 3.5(a) of the Seller Disclosure Schedule;

                  (v) all refunds of any Tax, except as provided in Section 5.2(d)(viii);

                  (vi) Shared Know-How including that Shared Know-How which is the subject of the Shared Know-How Agreement;

                  (vii) as provided for more fully in Section 2.2(c), below, any Investments with respect to which a Third-Party exercises a right of first refusal;

                  (viii) any trade names or trademarks not used in the Business and owned by Vertex San Diego, including without limitation those previously used by Aurora;

                  (ix) any and all agreements by and between the Seller and either of Takara Shuzo Co., Ltd. or Fisher Scientific Company, LLC, any accounts receivable related to such agreements and any inventory related to the Takara Shuzo Agreement;

                  (x) Seller's limited liability company membership interest in Aurora Biosystems LLC;

                  (xi) Sublease dated June 29, 2002 between OMM, Inc. and PanVera LLC to Master Lease between OMM, Inc. and CalWest Industrial Holdings, LLC for real property located at 9645 Scranton Road, Suite 140, San Diego, CA; and

                  (xii) that certain Credit Agreement dated as of May 22, 2002, by and between PanVera Corporation and M&I Bank of Southern Wisconsin, and all related rights and documents.

            (c) Assumed Liabilities. The Buyer shall (x) be responsible for all Liabilities associated with the Buyer's ownership, operation and use of the Business Assets and the Business from and after the Closing and (y) at the Closing, assume and agree to pay, perform and discharge when due the following additional Liabilities (the Liabilities specified in the foregoing clauses (x) and (y) being herein referred to as the "Assumed Liabilities"):

                  (i) all Liabilities set forth or reflected on the Closing Balance Sheet;

                  (ii) all Liabilities arising out of or relating to the replacement or return of, or any claim for breach of warranty in respect of or refund of the purchase price of, products sold out of inventory by the Seller on or prior to the Closing Date (although the Parties recognize that the Buyer may be entitled to indemnification for such Liabilities to the extent their assertion indicates a breach of a representation or warranty of the Seller made herein);

                  (iii) all Liabilities with respect to actions, suits, proceedings, disputes, claims or investigations arising out of or related to the use of the Business Assets after the Closing Date;

                  (iv) all Liabilities arising out of or relating to the replacement or return of, or any claim for breach of warranty in respect of or refund of the purchase price of products, instrumentation, services and technologies which constitute Business Assets or which are manufactured or provided through the use of the Business Assets, in each case after the Closing Date;

                  (v) subject to Section 2.1(d)(i) below, any Liability with respect to the period after the Closing Date under the Assigned Contracts other than Liabilities under the Assigned Contracts being retained by the Seller pursuant to the Ancillary Agreements; and

                  (vi) all Liabilities in respect of Taxes for which the Buyer is liable pursuant to Section 9.1.

            (d) Excluded Liabilities. Except as otherwise set forth in Section 2.1(c), the Buyer shall not assume or be responsible for any of the following Liabilities of the Seller (the "Excluded Liabilities"):

                  (i) any Liabilities of the Seller or any other Vertex Party relating to the Business Assets and the Business with respect to the period on or prior to the Closing Date and not set forth or reflected on the Closing Balance Sheet, to the extent of such Liability for the period up to and including the Closing Date;

                  (ii)  all Environmental Liabilities;

                  (iii) all Liabilities under any employee benefit plan established or maintained by the Seller or to which the Seller contributes or in which any employee of the Seller participates prior to the Closing Date or any Liability for the termination of any such employee benefit plan;

                  (iv) all Liabilities in respect of Taxes for which the Seller and the Owner are liable pursuant to Section 9.1; and

                  (v)   all liabilities related to the Excluded Assets.

            (e) Consent of Third Parties. To the extent that the assignment of all or any portion of any Assigned Contract shall require the consent of the other party thereto or any other Third-Party, this Agreement shall not constitute an agreement to assign any such Assigned Contract if an attempted assignment without any such consent would constitute a breach or violation thereof. In order, however, to provide the Buyer the full realization and value of every Assigned Contract, each of the Owner and the Seller agree that on and after the Closing it will, and will cause each Vertex Party as appropriate to, at the request and under the direction of the Buyer and at the Buyer's sole cost and expense, in the name of the Seller or otherwise as the Buyer shall specify, take all reasonable actions (including the appointment of the Buyer as attorney-in-fact for the Seller) and do or cause to be done all such things as shall in the reasonable opinion of the Buyer or its counsel be necessary or proper (i) to assure that the rights of the Seller and each applicable Vertex Party under such Assigned Contracts shall be preserved for the benefit of or transferred or issued to the Buyer, (ii) to facilitate receipt of the consideration to be received by the Seller or the applicable Vertex Party in and under every such Assigned Contract, which consideration shall be held for the benefit of, and shall be delivered to, the Buyer, and (iii) to enforce provisions under such Assigned Contracts restricting or prohibiting use, transfer or disclosure of any confidential information relating to the Business or any Acquired Asset against third parties bound by such provisions. Nothing in this Section 2.1(e) shall in any way diminish the Owner's and the Seller's obligations under Sections 5.1(a)(i) and 6.1(h) hereof.

      2.2   Purchase Price and Related Matters.

            (a) Purchase Price. In consideration of the sale and transfer of the Seller's right, title and interest in the Business Assets, the Buyer shall assume the Assumed Liabilities as provided in Section 2.1(c) and shall pay to the Seller an aggregate purchase price of Ninety Five Million Dollars ($95,000,000) (the "Purchase Price"). At the Closing, the Buyer shall pay the Purchase Price to the Seller by wire transfer of immediately available funds to the account designated by the Seller in writing at least two (2) Business Days prior to the Closing Date.

            (b)   Post-Closing Adjustment to Purchase Price.

                  (i) Within sixty (60) days after the Closing, the Buyer shall prepare and deliver to the Seller a balance sheet (the "Closing Balance Sheet") of the Seller as of the Closing Date, determined in accordance with the Applicable Accounting Principles applied on a consistent basis and this Agreement, except that there shall be no accrual for any Liabilities which are Excluded Liabilities under Sections 2.1(d)(ii) through (v), together with a calculation of the Adjustment Amount; provided, that the value of the Investments as set forth on the Closing Balance Sheet shall be the same as the value of the Investments as set forth on the November 30 Balance Sheet. For purposes hereof (y) "Adjustment Amount" means the dollar amount, if any, by which the net assets of the Seller as set forth on the Closing Balance Sheet is greater or less than the Reference Amount; and (z) "Reference Amount" means Ten Million Dollars ($10,000,000), less the amount set forth on the November 30 Balance Sheet with respect to any Investment that is not conveyed to the Buyer hereunder on the Closing Date as provided for in Section 2.2(c) below.

                  (ii) If within forty-five (45) days following delivery of the Closing Balance Sheet, the Seller has not given the Buyer written notice of its objection as to any item set forth or reflected therein or omitted therefrom or as to the calculation of any amount set forth or reflected therein (which notice shall state the basis of its objection), then the Closing Balance Sheet shall be binding and conclusive on the Parties and be used in computing the Adjustment Amount.

                  (iii) If the Seller duly gives the Buyer such notice of objection, and if the Seller and the Buyer fail to resolve the issues outstanding with respect to the Closing Balance Sheet within thirty (30) days of the Buyer's receipt of the Seller's objection notice, the Seller and the Buyer shall submit the matters in dispute for resolution to KPMG (the "Accounting Firm"), which shall, within thirty (30) days after such submission, determine and report to the Parties upon such disputed matters, and such report shall be final, binding and conclusive on the Parties with respect to the matters in dispute. The fees and disbursements of the Accounting Firm shall be allocated between the Buyer and the Seller so that the Seller's share of such fees and disbursements shall be in the same proportion that the aggregate dollar amount of the matters in dispute so submitted by the Seller to the Accounting Firm that is unsuccessfully disputed by the Seller (as finally determined by the Accounting Firm) bears to the total dollar amount of such disputed matters so submitted by the Seller to the Accounting Firm.

                  (iv) The Purchase Price shall be decreased (or increased, as the case may be), on a dollar for dollar basis, by the Adjustment Amount as finally determined, and the

Seller shall, and Owner shall cause the Seller to, pay the Buyer (or, in the case of an increase in the Purchase Price, the Buyer shall pay to the Seller) the Adjustment Amount in cash by wire transfer of immediately available funds. The Seller or the Buyer shall make any payment required as a result of an adjustment to the Purchase Price pursuant to this Section 2.2(b) within ten (10) Business Days after the Adjustment Amount has been finally determined in accordance with this Section 2.2(b).

            (c)   Adjustment of Purchase Price for Investments.

                  (i) The right of the Seller to sell and convey certain of the Investments to the Buyer pursuant hereto, and the right of Vertex San Diego to convey certain of the Investments to Seller, are subject to rights of first refusal, which, if exercised, will result in Seller not being able to so sell and convey, or the Buyer to purchase, such Investments. If any such right of first refusal is exercised, then the Purchase Price shall be reduced, on a dollar for dollar basis, by the value set forth in Schedule 2.1(a)(vi) with respect to the particular Investment not conveyed to the Buyer hereunder due to the exercise of such right of first refusal. Such reduction in the Purchase Price shall be made prior to the Closing, and shall reduce the Purchase Price, if the right of first refusal is exercised with respect to an Investment on or before the Closing Date. If a right of first refusal is not exercised on or before the Closing Date in accordance with its terms as in effect on the Closing Date, but remains exercisable thereafter, the Investment in question shall not be conveyed at the Closing pursuant to this Agreement, the Purchase Price shall be reduced, and such Investment shall be conveyed to the Buyer upon the expiration of such right of first refusal; at which time the Purchase Price shall be increased, on a dollar for dollar basis, following the Closing by the value of such Investment set forth in Schedule 2.1(a)(vi) and the Buyer shall pay the Seller such amount in cash by wire transfer of immediately available funds promptly (and not more than three (3) Business Days) following the conveyance of such Investment.

                  (ii) The Parties acknowledge that as of the date of this Agreement Schedule 2.1(a)(vi) does not contain a definitive value for one of the Investments that is subject to a right of first refusal. To the extent the right of first refusal related to such Investment has not been terminated or waived by the date thirty (30) days from the date hereof, Buyer and the Seller shall negotiate in good faith to agree on a value to ascribe to such Investment, and
Schedule 2.1(a)(vi) shall be amended to reflect the agreed to value. In the event Buyer and the Seller have not been able to agree on a value to ascribe to such Investment by the date forty (40) days from the date hereof, the value proposed by Buyer, as determined by Buyer pursuant to Section 1060 of the Code, shall be used for purposes of this Section 2.2(c) and Schedule 2.1(a)(vi) shall be amended to reflect such value.

            (d) Allocation of Purchase Price. The aggregate amount of the Purchase Price paid by the Buyer hereunder and the Assumed Liabilities shall be allocated among the Acquired Assets and the Non-Competition Agreement for Tax purposes, in compliance with Section 1060 of the Code, and any comparable provisions of state, local, foreign or other applicable Tax laws.

      2.3   The Closing.

            (a) Time and Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP on a mutually agreed date as soon as practicable, but in no event more than three (3) Business Days after the first date on which the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (the "Closing Date"). A "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in San Diego, California are permitted or required by law, executive order or governmental decree to remain closed. The transfer of the Seller's right, title and interest in the Business Assets by the Seller to the Buyer shall be deemed to occur at 12:01 a.m., PST time, on the Closing Date.

            (b)   Actions at the Closing.  At the Closing:

                  (i) the Seller shall deliver (or cause to be delivered) to the Buyer the various certificates, instruments and documents required to be delivered under Section 6.1;

                  (ii) the Buyer shall deliver (or cause to be delivered) to the Seller the various certificates, instruments and documents required to be delivered under Section 6.2;

                  (iii) the Seller shall execute and deliver to the Buyer the Bill of Sale;

                  (iv) the Buyer and the Seller shall execute and deliver the Assignment and Assumption Agreement;

                  (v) the Buyer and the Owner shall execute and deliver the Non-Competition Agreement;

                  (vi) the Buyer, the Seller and the Owner shall execute and deliver the Shared Know-How Agreement;

                  (vii) the Buyer, the Seller and the Owner shall execute and deliver the Transition Services Agreement;

                  (viii) the Buyer and Vertex San Diego shall (and the Owner shall cause Vertex San Diego to) execute and deliver the Contract Administration Agreement (Assay) and the Buyer and Aurora Biosystems LLC shall (and the Owner shall cause Aurora Biosystems LLC to) executed and deliver the Contract Administration Agreement (Instrumentation);

                  (ix) the Buyer and the appropriate Vertex Parties shall (and the Owner shall cause the appropriate Vertex Parties to) execute and deliver the Amended and Restated Technology Agreements;

                  (x) the Buyer shall pay to the Seller the Purchase Price in accordance with the provisions of, and subject to the adjustment described in,
Section 2.2 hereof;

                  (xi) the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature (including any certificates representing Investments transferred to the Buyer, in the form duly endorsed for transfer);

                  (xii) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above;

                  (xiii) the Owner and the Buyer shall execute and deliver the Supply Agreement;

                  (xiv) the Seller shall execute and deliver to the Buyer the Assignment of Ground Lease, and shall deliver all tenant files, tenant correspondence and repair records;

                  (xv) the Seller shall have delivered to the Buyer lien releases, pay-off letters and UCC-3 termination statements as may be necessary to evidence the release and termination of all liens (other than Permitted Encumbrances) on the Acquired Assets and on the Seller's right, title and interest in the Business Assets that are not owned by the Seller;

                  (xvi) the Owner and the Seller shall execute and deliver certificates as required under Section 1445 of the Code and Section 1.1445-2(b) of the Treasury regulations; provided, however, that if either the Owner or the Seller fails or refuses to deliver the certificate required to confirm it is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Code, or the Buyer has actual knowledge that such certificate is false, the Buyer shall deduct and withhold from the Purchase Price a Tax as required by Section 1445 of the Code; and, provided, further, that, in the event of any such withholding, the Closing hereunder shall not be otherwise affected, the Buyer shall remit such amount to and file the required form with the IRS, and each of the Owner and the Seller, in the event of any claimed over-withholding, (A) shall be limited solely to an action against the IRS for a refund, and (B) hereby waives any right of action against the Buyer on account of such withholding; and

                  (xvii) the Seller shall deliver all keys, access codes and combinations to all locks, and other security devices to the Real Estate.

      The agreements and instruments referred to in clauses (iii), (iv), (xii),
(xiv) and (xv) above are referred to herein as the "Transfer Documents," and the Transfer Documents and the agreements referred to in clauses (v), (vi), (vii),
(viii), (ix) and (xiii) above are collectively referred to herein as the "Ancillary Agreements".

      2.4 Further Assurances. At any time and from time to time after the Closing Date, as and when requested by any Party hereto and at such Party's expense, the Buyer, the Owner and the Seller shall, and the Owner and the Seller shall cause Vertex San Diego and Aurora Biosystems LLC to, promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are reasonably necessary to fully vest in the Buyer title to the Seller's right, title and interest in the Business Assets.

      2.5 Owner Obligations. The Owner hereby undertakes to cause the Vertex Parties to perform all of their obligations under this Agreement and the Ancillary Agreements, including, without limitation, sale and transfer of the Seller's right, title and interest in the Business Assets and performance of any indemnification obligations of the Seller to the Buyer. To the extent that any Vertex Party fails to perform or discharge any of such obligations, the Owner acknowledges and agrees that it shall do so and that its obligation to do so shall be joint and several with the original Vertex Party to such obligation.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE OWNER AND THE SELLER

      Each of the Owner and the Seller jointly and severally represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the date hereof, except as otherwise set forth in the Seller Disclosure Schedule provided by the Seller to the Buyer.

      3.1   Organization, Qualification and Limited Liability Company Power.

            (a) The Owner is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business and in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify is not reasonably likely to have a Business Material Adverse Effect.

            (b) The Seller has all requisite limited liability company power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. A true and correct copy of the certificate of formation and operating agreement of the Seller, as well as the articles of organization and by-laws of Owner, have been provided to the Buyer prior to the date hereof.

            (c) Except as set forth in Section 3.1(c) of the Seller Disclosure Schedule, the Seller does not own any shares of capital stock of, or equity interest of any nature in, any Person. The Seller is not obligated to make any future investment in or capital contribution to any Person.

      3.2   Authority; Required Filings and Consents.

            (a) The Owner has all corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Owner of this Agreement and the Ancillary Agreements to which it will be a party and the consummation by the Owner of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Owner and no other authorization or consent of the Owner's directors or stockholders is necessary. This Agreement has been, and such Ancillary Agreements will be, duly executed and delivered by the Owner and, assuming this Agreement and each such Ancillary Agreement constitute the legal, valid and binding obligation of the other

Parties thereto (other than any Affiliate of Owner), this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of the Owner, enforceable against the Owner in accordance with its terms, except as such enforceability may be limited by general principles of equity (whether asserted in a proceeding at law or in equity) or by bankruptcy or similar laws affecting the rights of creditors generally.

            (b) The Seller has all limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it will be a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of the Seller and no other authorization or consent of the Seller's managers or members is necessary. This Agreement has been, and such Ancillary Agreements will be, duly executed and delivered by the Seller and, assuming this Agreement and each such Ancillary Agreement constitute the legal, valid and binding obligation of the other Parties thereto (other than any Affiliate of Owner), this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity (whether asserted in a proceeding at law or in equity) or by bankruptcy or similar laws affecting the rights of creditors generally.

            (c) Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Owner or Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or have a Business Material Adverse Effect.

      3.3 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act, and applicable foreign antitrust or trade regulation laws, none of (i) the execution and delivery by the Owner and the Seller of this Agreement and the Ancillary Agreements to which each will be a party, (ii) the execution and deliver by Vertex San Diego or Aurora Biosystems LLC of the Ancillary Agreements to which each will be a party, (iii) the consummation by the Owner and the Seller of the transactions contemplated hereby or thereby and (iv) the consummation by Vertex San Diego and Aurora Biosystems LLC of the transactions contemplated by the Ancillary Agreements to which each of them is a party, will:

            (a) conflict with or violate any provision of the articles of organization or the bylaws of the Owner;

            (b) conflict with or violate any provision of the certificate of formation or limited liability company agreement of the Seller, Vertex San Diego or Aurora Biosystems LLC;

            (c) except as set forth in Section 3.3(c) of the Seller Disclosure Schedule, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under any Material Contract, or any other contract or agreement that is material to Vertex San Diego or Aurora Biosystems LLC;

            (d) violate any order, writ, injunction or decree to which the Seller or any other Vertex Party or any of their respective properties or assets is subject; or

            (e) violate any statute, rule or regulation applicable to the Seller or any other Vertex Party or any of their respective properties or assets.

      3.4   Title to Business Assets.

            (a) Except for Permitted Encumbrances, the Seller has good and valid title to the Business Assets that it owns, and a valid leasehold or license interest in the Business Assets it leases or licenses, free and clear of all Liens. The tangible assets included in the Business Assets that the Seller owns, leases or otherwise controls are in good operating condition and repair, normal wear and tear excepted.

            (b) The Business Assets, together with the rights granted to the Buyer pursuant to this Agreement and the Ancillary Agreements, constitute and on the Closing Date will constitute all of the assets used in the Business and properties in which any Vertex Party has an ownership interest or contractual right, other than those assets or properties used by the Vertex Parties (other than the Seller) in activities which would not be prohibited by the Non-Competition Agreement or would be permitted under the Amended and Restated Technology Agreements.

      3.5   Employee Benefit Plans.

            (a) Set forth on Section 3.5(a) of the Seller Disclosure Schedule is a true and complete list of each (i) "employee benefit plan" as defined in
Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, employment, bonus, incentive, equity purchase, equity ownership, equity option, equity appreciation right, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday, sick-day, sabbatical and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic and subject to ERISA or not, including any that have been frozen or terminated ) maintained, contributed to, or required to be contributed to, by the Seller or any of its ERISA Affiliates in respect of any Employee or Former Employee, or under which the Seller or any of its ERISA Affiliates has any liability with respect to any Employee or Former Employee (the "Benefit Plans").

            (b) As applicable with respect to each Benefit Plan, the Seller has made available to the Buyer, true and complete copies of each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof.

            (c) Each Benefit Plan has been maintained, operated and administered in material compliance in all respects with its terms and any related documents or agreements and the applicable provisions of all laws including ERISA and the Code.

            (d) No Benefit Plan is now or at any time has been a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither the Seller nor any ERISA Affiliate has ever contributed to or been required to contribute to a multiemployer plan and neither the Seller nor any ERISA Affiliate has any liability (contract or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. No Benefit Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

            (e) No Benefit Plan provides material benefits, including death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law or (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Seller nor any of its ERISA Affiliates have made a written or oral representation to any Employee or Former Employee promising or guaranteeing any employer paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment.

            (f) Except as set forth on Section 3.5(f) of the Seller Disclosure Schedule, no Benefit Plan provides for payments or benefits that would result in the payment of any "parachute payments" within the meaning of Sections 280G or 4999 of the Code either individually or in conjunction with other Benefit Plans.

            (g)   As used herein,

                  (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (ii) "ERISA Affiliate" means (i) any corporation included with the Seller in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with the Seller within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which the Seller is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of the Seller under Section 414(o) of the Code.

                  (iii) "Employees" shall mean all individuals with whom the Seller or any ERISA Affiliate maintains on the specified date, an employer-employee relationship and whose primary responsibilities relate to the Business.

                  (iv) "Former Employees" means all individuals who were previously employed by the Seller or any of its ERISA Affiliates and whose primary responsibilities related to the Business but who are no longer so employed on the Closing Date, including any such individual receiving long-term disability benefits.

      3.6   Financial Information.

            (a) The pro-forma balance sheet of the Business as of November 30, 2002, which is set forth on Section 3.6(a) of the Seller Disclosure Schedule (the "November 30 Balance Sheet") and the pro-forma income statement of the Business as of November 30, 2002, which is set forth on Section 3.6(a) of the Seller Disclosure Schedule (the "November 30 Income Statement" and collectively with the November 30 Balance Sheet, the "Financial Statements"), have been derived from the books of account of the Seller by the Seller in the ordinary course of business.

            (b) The Financial Statements are true and correct in all material respects, were prepared in accordance with GAAP applied on a consistent basis and fairly reflect in reasonable detail all assets and liabilities and the financial position of the Business as of the date thereof, subject to year-end and audit adjustments which will not, in the aggregate, be material, and except that the Financial Statements do not contain footnotes.

      3.7 Absence of Certain Changes. Since November 30, 2002, except as disclosed in Section 3.7 of the Seller Disclosure Schedule, with respect to the Business and the Business Assets, there has not been:

            (a) any incurrence, assumption or guarantee of any Liability other than in the ordinary course of business consistent with past practice;

            (b) any discharge or satisfaction of any Liens or payment or satisfaction of any obligation or Liability thereof or associated therewith other than in the ordinary course of business consistent with past practice;

            (c) any change or any threat of any change in any relations with, or any loss or threat of loss of, any of the material suppliers, clients or customers thereof or otherwise relating thereto;

            (d) any disposition of or failure to keep in effect any rights in, to or for the use of any Applicable Permit;

            (e) any modification, amendment or termination of, or the entering into of any new Material Contract or any cancellation, modification or waiver of any material debts or claims held by the Seller or any waiver of any other rights of the Seller;

            (f) any damage, destruction or casualty loss affecting the Business or an Acquired Asset in excess of $100,000 per incident or in the aggregate, whether or not covered by insurance;

            (g) any change by the Seller in its method of accounting or keeping of its books of account or accounting practice that relates to the Business, an Acquired Asset or an Assumed Liability, including any change in any assumptions underlying or methods of calculating any bad debt, contingency, Tax or other reserves or any change in estimates or valuations;

            (h) any sale, transfer or other disposition of any assets, properties or rights of the Business, except in the ordinary course of business consistent with past practice which are not material in the aggregate, except with respect to any cash or short-term marketable securities (other than the Investments) set forth or reflected on the November 30 Balance Sheet, and except for the conveyance by Seller of the Instrumentation Assets;

            (i) any commitments or agreements for capital expenditures or capital additions or betterments relating to the Business exceeding $50,000 in the aggregate, except such as may be involved in the ordinary repair, maintenance or replacement of assets not exceeding an additional $50,000 in the aggregate;

            (j) other than with respect to travel expense reimbursement and employee compensation and benefits in the ordinary course of business consistent with past practice, any payment, distribution, loan or advance of any amount to, or sale, transfer or lease of properties or assets (real, personal, or mixed, tangible or intangible) to, or the entering into of any agreement or arrangement to do so with, any officers or managers of the Seller (or any of its officers, managers or directors), or any "associate" (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) thereof;

            (k) any mortgage, pledge or subjection to Lien of any kind on any assets, tangible or intangible, of the Business except for Permitted Encumbrances;

            (l) the granting of any material increase in the compensation payable or to become payable by the Seller to its managers, officers or employees other than increases in the ordinary course of business to employees who are not managers or officers;

            (m) any material transaction, agreement or event outside the ordinary course of the conduct of the Business;

            (n) the agreement, whether in writing or otherwise, to take any action described in this Section 3.7, or which would constitute a breach of any of the representations and warranties of the Owner and the Seller contained in this Agreement;

            (o) any other changes in the financial condition of the Business, except for any changes that would not reasonably be expected to result in a Business Material Adverse Effect and except for any changes that involve or affect only Excluded Assets or Excluded Liabilities (including, without limitation, the conveyance by Seller of the Instrumentation Assets subsequent to such date); or

            (p)   any Business Material Adverse Effect.

      3.8   Intellectual Property.

            (a) Part 1 of Section 3.8(a) of the Seller Disclosure Schedule lists all of the Proprietary Assets included in the Business Assets which are patents, patent applications, trademarks or trademark applications wholly owned by Seller, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 2 of Section 3.8(a) of the

Seller Disclosure Schedule lists all of the Proprietary Assets included in the Business Assets which are patents, patent applications, trademarks and trademark applications, other than those wholly or co-owned by Seller, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 3 of Section 3.8(a) of the Seller Disclosure Schedule lists all oral and written contracts, agreements, licenses and other arrangements under which any Vertex Party is licensed or otherwise permitted to use any Proprietary Assets included in the Business Assets, other than standardized nonexclusive licenses that are available to the public generally and were obtained by Seller in the ordinary course of business.

            (b) Except as set forth in Part 1 of Section 3.8(b) of the Seller Disclosure Schedule, no Third Party has asserted a claim, nor, to the knowledge of the Seller, are there any facts which could give rise to a claim, which would adversely affect the Seller's ownership rights to, or rights under, (i) any of the Proprietary Assets included in the Business Assets which are owned by Seller, or (ii) any contracts, agreements, licenses and other arrangements under which any Vertex Party is licensed or otherwise permitted to use any Proprietary Asset included in the Business Assets, other than those described in clause (i) above. Except as set forth in Part 2 of Section 3.8(b) of the Seller Disclosure Schedule, the Seller does not jointly own or license with any other Person any Proprietary Assets included in the Business Assets which are patents, patent applications, trademarks or trademark applications.

            (c) No current, or (to the knowledge of Seller) former, officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Vertex Parties has any right, title or interest in, to or under any Proprietary Asset included in the Business Assets.

            (d) Except as set forth in Section 3.8(d) of the Seller Disclosure Schedule, all Proprietary Assets that (i) are filed or registered with any Governmental Authority, and (ii) either (A) are required to be listed in Part 1 of Section 3.8(a) of the Seller Disclosure Schedule or (B) a Vertex Party has the right to control the prosecution thereof and are required to be listed in
Part 2 of Section 3.8(a) of the Seller Disclosure Schedule or Part 2 of Section 3.8(b) of the Seller Disclosure Schedule, have been duly filed or registered (as applicable), and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements or the appropriate jurisdictions, and have not lapsed, expired or been abandoned. Except as set forth in Section 3.8(d) of the Seller Disclosure Schedule, with respect to all of the issued patents and pending patent applications that either are required to be listed in Part 1 of Section 3.8(a) of the Seller Disclosure Schedule, or a Vertex Party has the right to control the prosecution thereof and are required to be listed in Part 2 of Section 3.8(a) of the Seller Disclosure Schedule or Part 2 of Section 3.8(b) of the Seller Disclosure Schedule, (i) to the knowledge of the Seller, all of such patents and patent applications disclose patentable subject matter, and (ii) to the knowledge of the Seller with respect to events prior to July 18, 2001 regarding patents and patent applications included in the Business Assets to which rights were acquired by virtue of the Owner's acquisition of Aurora by merger effective on July 18, 2001, and without such qualification as to all other events, (A) there are no inventorship challenges, and (B) no interference been declared or provoked. Except as set forth in Section 3.8(d) of the Seller Disclosure Schedule, to the knowledge of the Seller, with respect to all of the issued patents and pending patent applications that a Vertex Party does not have the right to control the prosecution thereof and are required to be listed in Part 2 of Section 3.8(a) of the Seller Disclosure Schedule, (i) all of such patents and patent applications disclose patentable subject matter, (ii) there are no inventorship challenges, and (iii) no interference been declared or provoked. Except as expressly disclosed in writing to Buyer prior to the date of this Agreement, to the knowledge of the Seller, there does not exist any material fact with respect to the issued patents and pending patent applications included in the Business Assets that would (i) preclude the issuance of any patents from patent applications included in the Business Assets (with valid claims no less broad in scope than the claims as currently pending in those applications), (ii) render any patents included in the Business Assets invalid or unenforceable, or (iii) cause the claims of any patents included in the Business Assets to be narrowed. Except as expressly disclosed in writing to Buyer prior to the date of this Agreement, to the knowledge of the Seller, there does not exist any material fact with respect to the trademarks and trademark applications included in the Business Assets that would (i) preclude the issuance of any trademarks from trademark applications included in the Business Assets, or (ii) render any trademarks included in the Business Assets invalid or unenforceable. No Vertex Party has received written, or (to the knowledge of the Seller) oral, notice that a Third Party has challenged or has threatened to challenge such Vertex Party's rights to, the validity, enforceability or claim construction of any Proprietary Asset included in the Business Assets.

            (e) Except as set forth in Section 3.8(e) of the Seller Disclosure Schedule, no Vertex Party has entered into any covenant not to compete or contract limiting its ability to transact business in any market, field or geographical area or with any Person with respect to the Business.

            (f) Except as set forth in Section 3.8(f) of the Seller Disclosure Schedule, no Vertex Party (or to the knowledge of Seller, with respect to events prior to July 18, 2001, any predecessor in interest to the Business, such as Aurora) has granted, licensed, conveyed or permitted to any Third Party, pursuant to any written, or (to the knowledge of the Seller) oral, contract, agreement, license or other arrangement, any license or other right in, to or under (i) any of the Proprietary Assets (or tangible embodiments thereof) included in the Business Assets, or (ii) any future Proprietary Assets to be developed from the Business Assets (or tangible embodiments thereof). Except as set forth in Section 3.8(f) of the Seller Disclosure Schedule, there have been no instances, since July 18, 2001, where a Vertex Party transferred or disclosed Proprietary Assets included in the Business Assets (or any tangible embodiments thereof) to a Third Party without having the recipient thereof execute a written agreement regarding the non-disclosure and non-use (other than research uses only) thereof. There have been no instances, where a Vertex Party transferred or disclosed Proprietary Assets included in the Business Assets (or any tangible embodiments thereof) to another Vertex Party with rights in favor of the recipient greater than the rights retained by the Seller pursuant to the Ancillary Agreements.

            (g) Except as set forth in Section 3.8(g) to the Seller Disclosure Schedule, there are no outstanding material obligations to pay a royalty, make milestone payments or provide other considerations to any other Person in connection with any Proprietary Asset that is included in the Business Assets.

            (h) Except as disclosed in writing to the Buyer prior to the date of this Agreement, to the knowledge of the Seller, the conduct of the Business as conducted as of the Closing Date does not infringe, constitute contributory infringement, inducement to infringe or the misappropriation of Proprietary Assets of any other Person and, without regard to the knowledge of the Seller, neither the Owner nor the Seller has received a written notice asserting any of the foregoing.

            (i) Part 1 of Section 3.8(i) to the Seller Disclosure Schedule identifies those instances where (to the knowledge of Seller with respect to Aurora) a Vertex Party has provided written notice to a Third Party asserting that a Proprietary Asset that is included in the Business Assets has been infringed or misappropriated by any Third Party. Part 2 of Section 3.8(i) to the Seller Disclosure Schedule identifies those instances, to the knowledge of (i) any patent agent or patent attorney currently employed by the Owner, Seller or Vertex San Diego or Paul Negulescu and Jesus "Tito" Gonzalez, where a Vertex Party reasonably believes that a Proprietary Asset that is included in the Business Assets has been infringed or misappropriated by any Third Party.

      3.9 Material Contracts. Section 3.9 of the Seller Disclosure Schedule lists all of the following types of contracts or agreements to which the Seller is a party or by which it is bound (each a "Material Contract" and collectively the "Material Contracts"):

            (a) contract or agreement related to the Business involving the receipt or payment by the Seller of aggregate consideration of more than $100,000;

            (b) contract or agreement that restricts the Seller from operating the Business (as currently being conducted and as proposed to be conducted by it on the date of this Agreement) anywhere in the world or any portion thereof;

            (c) contract or agreement granting any exclusive rights to any party;

            (d) contract or agreement evidencing indebtedness for borrowed or loaned money in excess of $100,000 or mortgaging, pledging or otherwise placing a Lien on any of the Business Assets;

            (e) contract or agreement evidencing the in-licensing of technology that is used in the conduct of the Business, other than standardized nonexclusive licenses that are available to the public generally and were obtained by Seller in the ordinary course of business;

            (f) contract or agreement to provide funds to or make any investment in any other Person (in the form of a loan, capital contribution or otherwise);

            (g) contract or agreement creating a partnership or joint venture pursuant to which the Seller is a partner or joint venturer; and

            (h) contract or agreement that is otherwise material to the operation of the Business and the Business Assets taken as a whole.

The Seller has made available or delivered to the Buyer a complete and accurate copy of each written Material Contract including any modifications or amendments thereto. Each Material

Contract is a valid and binding obligation of the Seller, and, to the knowledge of the Seller, of each other party thereto. Each Material Contract that was oral when entered into by the Seller has been reduced to writing. Except as set forth on Section 3.9 of the Seller Disclosure Schedule, neither the Seller nor any other Vertex Party is in material breach of any condition, term or provision of, or in material default under, any Material Contract. To the knowledge of Seller, no other party is in material default under or in material breach or violation of, nor is there any valid basis for any claim of material default by another party under, or any material breach or violation by another party of, any Material Contract.

      3.10 Product Liability; Litigation. Section 3.10 of the Seller Disclosure Schedule lists each of the following, and except as set forth on Section 3.10 of the Seller Disclosure Schedule, none of the following exist: (a) any asserted product liability claim, including such claims based on strict product liability, negligence, other tort theories, or breach of express or implied warranty, or to the knowledge of the Seller, any such claim which has been threatened against any Vertex Party relating to any products of the Business nor to the knowledge of Seller is there a reasonable basis for such claim; (b) judgment, order, decree, stipulation or injunction of any Governmental Authority specifically naming any Vertex Party or, to the knowledge of the Seller, to which any Vertex Party is subject to (other than orders of general applicability), that relates to the Business; and (c) action, suit or proceeding by or before any Governmental Authority to which any Vertex Party is a party that relates to the Business. Except as set forth in Section 3.10 of the Seller Disclosure Schedule, there is no civil, criminal or administrative action, suit, hearing, or proceeding pending before any court, arbitrator or authority or, to the knowledge of the Seller, (i) threatened against any Vertex Party and (ii) relating to the Business or any of the Business Assets. Except as disclosed in
Section 3.10 of the Seller Disclosure Schedule, there are currently no outstanding judgments, decrees or orders of any court or Governmental Authority against any Vertex Party, which relate to or arise out of the conduct of the Business or the use of the Business Assets.

      3.11  Environmental Matters.

            (a) The Seller holds and is and has been in material compliance with all material permits, certificates, licenses, approvals, registrations and authorizations required pursuant to Environmental Laws ("Environmental Permits") necessary or required in connection with the Business or the ownership and operation of the Acquired Assets and the use of the Business Assets, and all of such Environmental Permits are in full force and effect and timely applications for renewal filed. All such Environmental Permits are listed in Section 3.11(a) of the Seller Disclosure Schedule and any that are not transferable to the Buyer are so designated. The Seller will assist the Buyer in preparing and filing all applications for transfer of applicable Environmental Permits.

            (b) Except as otherwise set forth on Section 3.11(b) of the Seller Disclosure Schedule, the Seller is not in material violation of applicable Environmental Laws.

            (c) No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of the Seller, threatened, by any Governmental Authority or other entity with respect to the Business, the Acquired Assets or the Seller's use of the Business Assets that are not owned by the Seller: (i) with respect to any alleged violation by the Seller of any Environmental Law, or (ii) with respect to any alleged failure by the Seller or any other Vertex Party to have any Environmental Permit in connection with the Business or a Business Asset, or (c) with respect to any use, possession generation, treatment, storage, recycling, transportation, disposal or distribution (collectively, "Management", or as a verb, "Managed") of, Release of or exposure to any Hazardous Substances relating to or in connection with the Business, the Acquired Assets or the Seller's use of the Business Assets that are not owned by the Seller.

            (d) The Seller has not received any request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or clean-up of any Release of any Hazardous Substance relating to or in connection with the Business or the Business Assets.

            (e) To the knowledge of the Seller, no polychlorinated biphenyls, formaldehyde or insulating material containing urea formaldehyde or asbestos-containing materials are present at any property owned, or operated or leased, but not owned, by the Seller in connection with the Business, the Acquired Assets or the Seller's use of the Business Assets that are not owned by the Seller, nor are there any underground storage tanks at any property to be transferred to the Buyer hereunder.

            (f) No Hazardous Substance Managed by the Seller in connection with the Business has come to be located at any site which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, ("CERCLA"), CERCLIS or on any similar state list of which any Vertex Party has received notice, which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Seller or the Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

            (g) Except as otherwise set forth on Section 3.11(g) of the Seller Disclosure Schedule, to the knowledge of the Seller, no Hazardous Substance has been Released in connection with the Business, or to the knowledge of Seller, has otherwise been Released at, on, about or under the Real Estate.

            (h) Except as set forth on Section 3.11(h) of the Seller Disclosure Schedule, no consent, approval or authorization of, or registration or filing with any person, including any environmental Governmental Authority, is required pursuant to Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (i) To the knowledge of the Seller, except as listed in Section 3.11(i) of the Seller Disclosure Schedule, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted with respect to the Real Estate. The Seller and the Owner have delivered or made available to the Buyer true and complete copies of all inspections, investigations, reports, studies, audits, tests, sampling results, monitoring, evaluations or analyses possessed by the Seller and/or the

Owner pertaining to any Hazardous Substance in, on, beneath or adjacent to any of the Real Estate, or to which the Seller and/or the Owner have sent any Hazardous Substance in connection with the Business, or concerning compliance by the Seller and/or the Owner, or any Person for whose conduct they are legally responsible, with any Environmental Law with respect to the Business.

      3.12 Legal Compliance. The Seller is in material compliance with all laws (including rules and regulations thereunder) of any federal, state or foreign government, or any Governmental Authority, relating to the Business or its conduct, or the Business Assets or their use. The Parties recognize and agree that the representation and warranty contained in the first sentence of this
Section 3.12 shall not be applicable to the following matters as to which specific representations and warranties have been agreed to by the Parties as set forth in the following Sections of this Agreement: Section 3.5 (Benefit Plans), Section 3.11 (Environmental Matters), Section 3.16 (Taxes), Section 3.13 (certificates of occupancy), Section 3.19(g) (zoning and access), Section 3.20 (Exports and Customs), Section 3.22 (Labor Relations) and Section 3.23 (WARN
Act).

      3.13 Applicable Permits. Section 3.13 of the Seller Disclosure Schedule lists all material permits, licenses, franchises, certificates of occupancy or authorizations from any Governmental Authority required to conduct the Business and to use the Business Assets in the conduct of the Business (other than Environmental Permits which are listed in Section 3.11(a) of the Seller Disclosure Schedule), which are hereinafter referred to collectively as the "Applicable Permits". The Seller possesses each Applicable Permit, each Applicable Permit is in full force and effect, the Seller is not in violation of or default under any Applicable Permit and all applicable fees and charges for such Applicable Permits that are already due and payable have been paid in full. To the knowledge of the Seller, no suspension or cancellation of any such Applicable Permit has been threatened in writing or otherwise.

      3.14 Brokers' Fees. Except as set forth in Section 3.14 of the Seller Disclosure Schedule, the Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.15 Warranty Claims. Section 3.15 of the Seller Disclosure Schedule sets forth the aggregate amounts incurred by Aurora and by the Seller in fulfilling warranty obligations in respect of its Beacon instruments in each full fiscal year since January 1, 1999 and during the eleven-month period ended November 30, 2002, along with the applicable guaranty, warranty and indemnity provisions. Owner and Seller have not incurred more than $50,000 in fulfilling warrant obligations in respect of all other products of the Business in each full fiscal year since January 1, 1999 and during the eleven-month period ended November 30, 2002.

      3.16  Taxes.

            (a) Except as disclosed in Section 3.16(a) of the Seller Disclosure Schedule, to the knowledge of the Seller, (i) the Seller (or other applicable Vertex Party) has timely filed (or will timely file) all Tax Returns required to be filed by it for Tax periods ending on or before the Closing Date relating to the Business Assets or the Business; (ii) all such Tax Returns are (or will be) true, complete, and correct in all material respects and disclose (or will disclose) all Taxes required to be paid by the Seller (or other applicable Vertex Party) for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been (or will be) timely paid;

(iii) all Taxes (whether or not shown on any Tax Return) owed by the Seller (or other applicable Vertex Party) relating to the Business Assets or the Business and required to be paid with respect to Tax periods ending on or before the Closing Date have been (or will be) timely paid or are being presently or will be contested in good faith; (iv) neither the Seller nor any other applicable Vertex Party has waived or been requested to waive any statute of limitations in respect of Taxes relating to the Business Assets or the Business; (v) there is no action, suit, investigation, audit, claim or assessment pending, proposed or threatened with respect to Taxes owed by the Seller (or other applicable Vertex Party) relating to the Business Assets or the Business; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vii) all monies required to be withheld by the Seller (including from Employees for income Taxes and social security and other payroll and employment Taxes) have been collected or withheld, and either paid to the respective Governmental Authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books and records of the Business; (viii) none of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (ix) there are no Liens for Taxes upon the Acquired Assets except Permitted Encumbrances; (x) no Governmental Authority with respect to which the Seller does not file Tax Returns has claimed that the Seller (or other applicable Vertex Party) is or may be subject to Taxes relating to the Business Assets or Business by that Governmental Authority; (xi) none of the Acquired Assets consists of an interest in an entity that is classified as a partnership for United States federal income tax purposes; (xii) none of the Acquired Assets consists of equity securities in an entity that, at any time, has been a member of any federal, state, local or foreign consolidated, unitary, combined, affiliated or similar group of corporations of which the Seller is or was a member; (xiii) the Seller is not a United States shareholder (as defined in Section 951(b) of the Code) with respect to any Acquired Asset that constitutes an interest in a foreign corporation; (xiv) the Seller is not a party to any tax-sharing agreement or similar arrangement with any other party (nor is any other Vertex Party with respect to the Business and the Business Assets), and neither the Seller nor any other Vertex Party has assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other Person or agreed to indemnify any other Person with respect to any Tax related to the Business or the Business Assets; (xv) neither the Seller nor any Vertex Party has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by the Seller; (xvi) the Seller is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any Employee or former Employee which, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible as an expense by the Seller pursuant to Sections 280G, 404 or 162(m) of the Code or by similar applicable law; (xvii) the Seller is not required to make any adjustment under Section 481 of the Code or corresponding provision of state, local or foreign law by reason of any change in accounting method; and (xviii) the Seller does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

            (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no sales Taxes, use Taxes, other similar Taxes will be imposed on the transfer of the Seller's right, title and interest in the Business Assets or the assumption of the Assumed Liabilities.

         3.17 Inventory. Except as set forth on Section 3.17 of the Seller Disclosure Schedule, the inventory reflected on the November 30 Balance Sheet
(i) is carried at not in excess of the lower of cost or net realizable value in accordance with GAAP; (ii) was acquired and maintained in the ordinary course of business; (iii) is of good and merchantable quality within industry standards; and (iv) except with respect to obsolete inventory reflected in the November 30 Balance Sheet, is usable and/or saleable within a period of not less than one
(1) year. Except for claims disclosed in Section 3.15 of the Seller Disclosure Schedule and claims within the $50,000 limitation described in Section 3.15, neither the Owner nor the Seller has within the past two (2) years received notice of any liability or obligation with respect to the return of inventory purchased from the Business and in the possession of wholesalers, retailers or other customers for breach of warranty or otherwise, and to the knowledge of the Seller, there is no reasonable basis for such liability or obligation. All material inventory of the Business is located on the premises of the Seller in Madison, Wisconsin.

         3.18 Absence of Undisclosed Liabilities. Except as disclosed in Section
3.18 of the Seller Disclosure Schedule, the Seller has no Liabilities required to be reflected on the face of a balance sheet prepared in accordance with GAAP, except:

              (a) those Liabilities set forth or reflected on the November 30 Balance Sheet and not heretofore paid or discharged;

              (b) Liabilities incurred by the Seller in the ordinary cause of business since November 30, 2002 which are not material individually or in the aggregate; and

              (c) Liabilities arising in the ordinary course of business under the Assigned Contracts (specifically excluding any Liabilities arising out of any breach or default (including for this purpose any event which, with notice or passage of time or both would constitute such a breach or default) by the Seller of any provision of any Assigned Contract).

         3.19 Real Estate.

              (a) Section 3.19(a) of the Seller Disclosure Schedule sets forth a correct list by premises, building, street address and tax lot number, and summary descriptions of all Real Estate owned, leased or used by the Owner or the Seller in the Business and identifies all surveys and title insurance policies in the Seller's possession covering any of, and all leases (whether as tenant or landlord) relating to, such properties. Section 3.19(a) of the Seller Disclosure Schedule also identifies as to the Lease: (i) square footage; (ii) name of the landlord; (iii) the date and effective date; (iv) the expiration date, if any; (v) the monthly minimum charge, if any; (vi) arrearages, if any, and whether the latest payment due has been paid; (vii) any amount prepaid;
(viii) a description of all documents constituting the Lease, including without limitation (A) landlord waiver of landlord liens, (B) subordination, non-disturbance and attornment agreements, (C) estoppel certificates and (D) recognition agreements; (ix) the amount or description of any concessions, allowances, rebates, refunds, deposits, setoffs, or escrows relating to it; (x) any options to renew, extend, purchase, cancel or terminate; (xi) any defaults, outstanding notices of defaults of any kind or nature whatsoever, claims of defaults or similar claim; (xii) any guaranties, letters of credit or other Third-Party credit enhancements; and

(xiii) any written or oral notices of increases in operating expenses, taxes or of expenditures for capital improvements.

              (b) The Seller has a valid and existing leasehold interest under the Lease for the term set forth thereto in Section 3.19(a) of the Seller Disclosure Schedule.

              (c) The Seller has provided to the Buyer a true and complete copy of the Lease.

              (d) Except as set forth on Section 3.19(a) of the Seller Disclosure Schedule, (i) the Seller is entitled to and has exclusive possession of the Real Estate, (ii) the Real Estate is not subject to any lease, tenancy or license or any agreement to grant such lease, tenancy or license, (iii) there is no person in possession or occupation of or who has or claims any right to possession or occupation of the Real Estate, and (iv) there are no easements of any kind in respect of the Real Estate adversely affecting the rights of the Seller therein to use the Real Estate for the conduct of the Business as presently conducted.

              (e) With respect to the Real Estate:

                  (i) At the effective date of the Lease, to the knowledge the Seller, the lessor had good title to its leasehold interest in the Real Estate covered thereby and either (A) all consents necessary for the lessor to execute and deliver the Lease were obtained or (B) no such consents were required under the Lease.

                  (ii) To the knowledge of the Seller, there are no circumstances that would entitle or require the lessor to exercise any power of entry upon or of taking possession of any of such Real Estate.

                  (iii) The Seller is not in default under any of the terms of the Lease.

                  (iv) No notice of any alleged breach of any of the terms of the Lease has been served on or received by the Seller.

                  (v) Except as set forth on Section 3.19(a) of the Seller Disclosure Schedule, the Seller has paid all rents and service charges to the extent such rents and charges are due and payable.

                  (vi) To the knowledge of the Seller, the lessor is not in default under any of the terms of the Lease.

              (f) Each of the properties comprising the Real Estate is available for immediate use in the operation of the Business and for the purpose for which such property currently is being utilized.

              (g) No written notice of violation of any applicable laws relating to zoning, health and safety of, and access to, the improvements on the Real Estate (including without limitation, the Americans With Disabilities Act) has been served on or received by the Seller, and, to the knowledge of Seller, the Real Estate is zoned for the purposes for which it is being used by the Seller. Further, no written notice of violation of any applicable laws, rules or regulations, or licenses and permits required by governmental or regulatory authorities, in connection with the use, occupancy, ownership or operation of the Real Estate (including the buildings located thereon) has been served on or received by the Seller.

              (h) Subject to the terms and conditions of the Lease and except as set forth on Section 3.19(a) of the Seller Disclosure Schedule, the Seller has full legal rights under the Lease to the use and enjoyment of all of the Real Estate for the operation of the Business as presently conducted by the Seller.

              (i) The Seller has not entered into any commitment (whether legally binding or not) with any Person who owns or occupies any property adjacent or near to any of the Real Estate to do any act or thing or make any payment to any person in connection with or relating to any use or occupancy of the Real Estate by any Person.

              (j) No resolution, proposal, order, act or other notice of any acquisition by condemnation or otherwise of any of the Real Estate or the roads abutting the Real Estate by any Governmental Authority has been served on or received by the Seller, nor has any notice of a proposed or filed suit, action or proceeding for condemnation of the Real Estate, the roads abutting the Real Estate or affecting the Real Estate been served on or received by the Seller, nor does Seller have any actual knowledge thereof.

              (k) The Real Estate is served by drainage, water, electricity, gas and telecommunications services which is adequate for the operation of the Business as presently conducted by the Seller.

              (l) Except as set forth on Section 3.19(a) of the Seller Disclosure Schedule, the Seller has not assigned any lease or tenancy in the Real Estate.

              (m) Other than the rights of the Buyer pursuant to this Agreement, there are no outstanding options or rights of first refusal to purchase the Real Estate, or any portion thereof or interest therein.

              (n) There has been no labor performed, material purchased or any other construction, whether direct or indirect, in connection with the Real Estate which could be the basis of any liens, claims or actions of any subcontractor, laborer, mechanic or materialman for labor performed or material supplied which are not being paid in the ordinary course of business.

              (o) There are no suits, actions or proceedings pending against the Seller with respect to the Real Estate or any part thereof which, if adversely decided, would affect the Buyer's use of the Real Estate or would adversely affect the Real Estate in any manner.

              (p) Other than Permitted Encumbrances, all fixtures, furniture and equipment located on or in the Real Estate are free and clear of any and all claims, liens, demands, charges, attachments or encumbrances.

              (q) The Seller has not received notice of any unpaid private assessments or liens under any declarations of covenants, conditions and restrictions.

              (r) The Seller has not received any written notice from any Governmental Authority in connection with the Seller's occupancy, use or operation, or the condition of, the Real Estate, including any notice regarding any non-compliance with laws, which would adversely affect the Real Estate in any material respect after the Closing.

         3.20 Exports and Customs. Except as set forth in Section 3.20 of the Seller Disclosure Schedule, the Seller is in compliance in all material respects with all applicable export and customs statutes, rules and regulations of the United States and any applicable foreign Governmental Authority relating to the products, services and technologies of the Business.

         3.21 Insurance. Section 3.21 of the Seller Disclosure Schedule contains a complete and correct list of all policies of insurance held by any Vertex Party covering any of the Business Assets, true, correct and complete copies of which have been made available to the Buyer. All such policies are in full force and effect. All premiums due on such policies have been paid in full. There is no default with respect to any provision contained in any such policy that could have an adverse effect upon the ability of the insured to collect insurance proceeds under such policy, nor has there been any failure by the insured to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Seller.

         3.22 Labor Relations.

              (a) No Employee is represented by any union or other labor organization. There is no unfair labor practice charge pending or, to the knowledge of the Seller, threatened against the Seller relating to any of the Employees or Former Employees. There are no negotiations or strikes, disputes, slow downs or stoppages relating to the Business pending or, to the knowledge of the Seller, threatened against or involving Employees or the Business. No labor grievance relating to any of the Employees or Former Employees is pending. The Seller has not in the past three years experienced any work stoppage or other labor difficulty or organizational activity relating to any of the Employees or the Business.

              (b) There are no pending claims against the Seller or the Business (whether under federal or state law, employment agreements or otherwise) asserted or to the knowledge of the Seller, threatened by any Employee or Former Employee on account of or for (i) overtime pay, other than overtime pay for work done during the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) any amount of vacation or sabbatical pay or pay in lieu of vacation or time off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours at work. To the knowledge of the Seller, no basis for such claims exist.

         3.23 WARN Act. Since the enactment of the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), the Seller has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; nor has the

Seller been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law. None of the current Employees has suffered an "employment loss" (as defined in the WARN Act) within six months prior to date hereof.

         3.24 Accounts Receivable. Except as set forth on Section 3.24 of the Seller Disclosure Schedule, the accounts receivable of the Seller arising from the Business as set forth on the November 30 Balance Sheet and arising since the date thereof are valid receivables arising from sales actually made and services actually performed by the Seller in the ordinary course of business and consistent with GAAP; are not subject to any valid defenses, setoffs or counterclaims; and are generally collectible within ninety (90) days after billing at the full recorded amount thereof, less in the case of accounts receivable appearing on the November 30 Balance Sheet, the recorded allowance for doubtful accounts reflected thereon (and with respect to those arising since the November 30 Balance Sheet, less a comparable provision for doubtful accounts). The allowance for doubtful accounts on the November 30 Balance Sheet has been determined in accordance with GAAP applied on a consistent basis.

         3.25 Customers. Section 3.25 of the Seller Disclosure Schedule sets forth (i) the names of the five (5) largest customers of the Business (direct or indirect), in terms of sales over the eleven (11) months ended November 30, 2002 (the "Key Customers"), and (ii) the sales of the Seller to each of the Key Customers. Except as set forth in Section 3.25 of the Seller Disclosure Schedule, neither the Owner nor Seller has received any notice in the twelve
(12) months preceding the date of this Agreement nor has any present knowledge that any Key Customer intends to terminate or materially reduce its business with Seller.

         3.26 Disclosures Regarding Business Assets. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS, TITLE, CONDITION, VALUE OR QUALITY OF THE BUSINESS ASSETS OR THE PROSPECTS, FINANCIAL OR OTHERWISE, RISKS AND OTHER INCIDENTS OF THE BUSINESS ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE BUSINESS ASSETS OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR WHETHER THE SELLER POSSESSES SUFFICIENT REAL PROPERTY, PERSONAL PROPERTY OR INTELLECTUAL PROPERTY TO OPERATE THE BUSINESS. OTHER THAN THE SELLER DISCLOSURE SCHEDULE, NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT OR ANY RELATED COMMUNICATIONS MADE BY THE SELLER OR ANY VERTEX PARTY, OR BY ANY BROKER OR INVESTMENT BANKER, OR ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO BUYER, WILL CAUSE OR CREATE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OTHER THAN THOSE SET FORTH IN THIS AGREEMENT.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Owner and the Seller that the statements contained in this Article IV are true and correct as of the date hereof.

         4.1 Organization. The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware.

         4.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer and no other authorization or consent of the Buyer or its shareholders is necessary. This Agreement has been, and such Ancillary Agreements will be, duly executed and delivered by the Buyer and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the other Parties thereto, this Agreement constitutes, and each such Ancillary Agreement will constitute, a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         4.3 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act and applicable foreign antitrust or trade regulation laws, neither the execution and delivery by the Buyer of this Agreement and the Ancillary Agreements nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will:

              (a) conflict with or violate any provision of the certificate of incorporation or by-laws of the Buyer;

              (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Authority, except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect");

              (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Buyer Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Buyer Material Adverse Effect;

              (d) violate any order, writ, injunction or decree specifically naming the Buyer or any of its respective properties or assets which would reasonably be expected to have a Buyer Material Adverse Effect; or

              (e) violate any statute, rule or regulation applicable to the Buyer or any of its properties or assets, except for any violation that would not reasonably be expected to result in a Buyer Material Adverse Effect.

         4.4 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the knowledge of the Buyer, threatened against, the Buyer which would reasonably be expected to have a Buyer Material Adverse Effect.

         4.5 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         4.6 Representations and Warranties. The representations and warranties set forth in this Agreement constitute the sole and exclusive representations and warranties of the Seller and the Owner in connection with the transactions contemplated hereby. There are no representations, warranties, covenants, understandings or agreements among the Parties regarding the Business Assets, the Assumed Liabilities or the Business or their transfer other than those contained in this Agreement and the Ancillary Agreements. Except for the representations and warranties expressly set forth in this Agreement, the Buyer disclaims reliance on any representations, warranties or guarantees, either express or implied, by the Seller or the Owner or any of their Affiliates including, without limitation, any oral, written or electronic response to any information request provided to the Buyer. PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE BUYER HAS CONDUCTED TO ITS SATISFACTION ALL NECESSARY AND SUFFICIENT EXAMINATION OF THE BUSINESS ASSETS AND THE BUSINESS, AND IS RELYING ON ITS OWN EXAMINATION OF THE BUSINESS ASSETS, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY THE SELLER (OTHER THAN THOSE SET FORTH IN THIS AGREEMENT), OR ANY PERSON PURPORTING TO ACT ON BEHALF OF THE SELLER.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         5.1 Closing Efforts; Hart-Scott-Rodino Act; Obligations of Other Vertex Parties.

              (a) Subject to the terms hereof, including Sections 5.1(b) and 5.1(c), the Buyer, the Owner and the Seller shall, and the Owner and the Seller shall cause each of the other Vertex Parties to, use commercially reasonable efforts to take all actions and to do all things reasonably necessary or advisable to consummate the transactions contemplated by this Agreement, including using reasonable commercial efforts to:

                  (i) obtain all waivers, permits, consents, approvals or other authorizations from Governmental Authorities and from other third parties (including those consents listed in Section 3.3(c) of the Seller Disclosure Schedule) (the "Third-Party Consents"); provided that the Buyer shall not be required to make any payment to obtain any consent listed in Section 3.3(c) of the Seller Disclosure Schedule, and no Vertex Party shall be required to make any payment to obtain any such consent other than as set forth on Schedule 5.1(a)(i) attached hereto;

                  (ii) effect all registrations, filings and notices with or to Governmental Authorities (the "Governmental Filings");

                  (iii) obtain from each of the counterparties to the contemplated Contract Administration Agreements, prior to Closing, the novations described in Section 2.7 of the Contract Administration Agreement; and

                  (iv) Prior to the Closing, the Owner shall cause Vertex San Diego to have taken the actions described in Schedule 5.1(a)(iv).

                  (v) otherwise comply in all material respects with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

The Owner and the Seller shall not, and the Owner and the Seller shall cause the other Vertex Parties not to, without prior consent of the Buyer, agree to any condition for obtaining any of the Third-Party Consents that would affect in an adverse manner the Business Assets or the Business. Each of the Parties shall promptly notify the other Parties hereto in writing of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement, including any material default under any Material Contract or event that becomes known to the Seller that, with notice or lapse of time or both, would become a material default under any Material Contract.

              (b) Without limiting the generality of the foregoing, the Buyer, the Owner and the Seller shall:

                  (i) promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act;

                  (ii) use commercially reasonable efforts to obtain an early termination of the applicable waiting period under the Hart-Scott-Rodino Act;

                  (iii) make any further filings or information submissions pursuant thereto that may be reasonably necessary or advisable; and

                  (iv) promptly make any filings or submissions required under any applicable foreign antitrust or trade regulation law.

The Buyer, the Owner and the Seller shall act diligently and reasonably, and will cooperate with each other, to transfer all transferable Governmental Authority licenses of the Seller or any other Vertex Party relating to the Business Assets and secure any approvals of any Governmental Authority required to be obtained by them that relate to such transactions. The Owner and the Seller shall not, without the prior consent of the Buyer, agree to any condition for obtaining any of the approvals that would affect the Business Assets or the Business in an adverse manner.

Each of the Parties shall use commercially reasonable efforts to resolve any objections that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby, and shall cooperate with each other to contest any challenges to the transactions contemplated hereby by any Governmental Authority. Each of the Parties shall promptly inform the others of any material communication received by such Party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby (unless the provision of such information would (x) violate the provisions of any applicable laws or regulations (including without limitation those relating to security clearance or export controls) or any confidentiality agreement or
(y) cause the loss of the attorney-client privilege with respect thereto).

              (c) Notwithstanding the foregoing, nothing contained in this Agreement shall require or obligate the Buyer or its Affiliates:

                  (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Governmental Authority (including the Antitrust Division of the Department of Justice and the Federal Trade Commission) is a party;

                  (ii) to agree or otherwise become subject to any material limitations on (A) the right of the Buyer effectively to control or operate the Business or the Buyer's right, title and interest in the Business Assets, (B) the right of the Buyer or its Affiliates to acquire or use the Business Assets, or (C) the right of the Buyer to exercise full rights of ownership of the Acquired Assets; or

                  (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of the Buyer, any Affiliate of the Buyer, the Business or any of the Buyer's right, title and interest in the Business Assets.

         5.2 Operation of the Business. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, the Buyer, the Seller and the Owner agree that, prior to the Closing, unless the Buyer shall otherwise consent in writing, the following provisions shall apply:

              (a) the Seller shall carry on the Business in the ordinary course;

              (b) the Seller shall use commercially reasonable efforts to maintain and preserve the Business intact, maintain the insurance of the Business at historic levels, comply with all material laws, preserve the goodwill of suppliers, customers and others having business relations with the Business and maintain the Business, as well as the Seller's books of account, records and files related to the conduct of the Business, all in the ordinary course of business;

              (c) the Owner or the Seller shall inform the Buyer in writing of any event or circumstance that (i) has or could reasonably be expected to have a Business Material Adverse Effect, (ii) is a breach of a representation, warranty, covenant or agreement of the Seller or Owner herein or that (iii) is listed on Schedule 1 hereof, each no later than three (3) Business Days after obtaining knowledge of such an event or circumstance;

              (d) the Owner and the Seller shall inform the Buyer in writing of any event or circumstance that has or could reasonably be expected to have a material adverse effect with respect to the Real Estate no later than three (3) Business Days after obtaining knowledge of such an event or circumstance, including, without limitation:

                  (i) a fire or other casualty causing significant damage to the Real Estate;

                  (ii) receipt of notice of eminent domain proceedings or condemnation of all or any part of the Real Estate;

                  (iii) receipt of a notice from any Governmental Authority or insurance underwriter relating to the condition, use or occupancy of the Real Estate or any real estate adjacent to the Real Estate or setting forth any requirements with respect thereto;

                  (iv) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant of all or any portion of the Real Estate;

                  (v) receipt of any notice of default from the holder of any lien or security interest in the Real Estate or any portion thereof;

                  (vi) notice of any actual or threatened litigation against the Seller affecting or relating to the Real Estate;

                  (vii) the commencement of any strike, lock-out, boycott or other labor trouble affecting the Real Estate; or

                  (viii) receipt of any Tax assessment disputes prior to Closing, and the Seller will not agree to any changes in the real estate Tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to prior Tax assessments without the Buyer's prior written consent, and, if any proceedings shall result in any reduction of assessment and/or Tax for the Tax year in which the Closing occurs, it is agreed that the amount of Tax savings or refund for such Tax year less the fees and disbursements in connection with such proceedings, shall be apportioned between the parties as of the date the real estate Taxes are apportioned under this Agreement;

              (e) except as contemplated by this Agreement, or except with the Buyer's express written approval, the Seller shall not, except as otherwise provided for in Schedule 5.2(e):

                  (i) commit to make, or make, any capital expenditure in excess of $100,000 in the aggregate relating to the Business;

                  (ii) except as otherwise permitted by Section 5.2(e)(vii) below, enter into any contract, agreement or arrangement (oral or written) which would constitute a Material Contract of the type identified in Section 3.9(a), 3.9(b), 3.9(c), 3.9(d), 3.9(f), 3.9(g) or 3.9(h);

                  (iii) enter into any other type of contract, agreement or arrangement (oral or written) which would constitute a Material Contract under
Section 0 hereof, unless such contract, agreement or arrangement is entered into in the ordinary course of business pursuant to standard terms and conditions and does not involve the receipt or payment by the Seller of aggregate consideration or value of more than $50,000, and then only after first consulting with the Buyer (although, as to this type of Material Contract, Buyer's prior written consent shall not be required as a precondition to the Seller's entering into such Material Contract);

                  (iv) enter into any contract, agreement or arrangement (oral or written) that requires the consent or approval of any Third-Party to consummate the transactions described in this Agreement or any Ancillary Agreement;

                  (v) cancel or make any modifications or amendments to any Material Contract;

                  (vi) sell, lease (as lessor), transfer or otherwise dispose of any Business Assets, other than inventory sold in the ordinary course of business and other than cash or short-term marketable securities (other than the Investments);

                  (vii) grant or transfer any rights to the Proprietary Assets that are part of the Business Assets (other than any non-exclusive, non-perpetual licenses entered into in the ordinary course of business pursuant to standard terms and conditions which (a) do not involve the receipt or payment by the Seller of aggregate consideration or value of more than $200,000 and (b) do not provide for the use of rights that were exclusive to the Vertex Parties prior to such license, and then only after first consulting with the Buyer (although Buyer's prior written consent shall not be required as a pre-condition to the Seller's entering into such license));

                  (viii) fail to prosecute, defend and maintain in a manner consistent with past practice any Proprietary Assets that are part of the Business Assets;

                  (ix) mortgage or pledge any Business Assets, except for Permitted Encumbrances;

                  (x) cancel any debts owed to or claims held by the Seller relating to the Business (including the settlement of any claim or litigation) other than in the ordinary course of business;

                  (xi) accelerate or delay collection of any notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the receivable would have been collected in the ordinary course of the Business;

                  (xii) change the accounting policies applied in the preparation of the November 30 Balance Sheet, or make or revoke any Tax election or settle or compromise any Tax liability that would affect the Business Assets or the Assumed Liabilities after the Closing;

                  (xiii) prepare or file any Tax Return with respect to the Business Assets or the Assumed Liabilities inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with the position taken, elections made or methods used in preparing similar Tax Returns with respect to the Business Assets or the Assumed Liabilities in prior periods;

                  (xiv) make or promise to make any severance or termination benefits or any increase in any salaries, rates of pay or other compensation or benefits of any Seller Employees, except for customary increases and progressions for employees consistent with past practices which increases and progressions were made in the ordinary course of business and except for matters set forth on Schedule 5.2(e)(xiv);

                  (xv) hire any additional Employees, except as set forth on
Schedule 5.2(e)(xv); or

                  (xvi) enter into any agreement or commitment to take any action prohibited by this Section 5.2.

         5.3 Access. During the period from the date of this Agreement until the Closing Date, the Owner and the Seller shall permit representatives of the Buyer to have access (at reasonable times, on reasonable (and in any event not less than three Business Days') prior written notice and in a manner that in the reasonable opinion of Owner will not interfere with the normal business operations of the Business or the business of the Vertex Parties) to the Real Estate and other operational locations of the Business for inspecting, investigating, measuring, surveying and making related inquiries and audits of the Real Estate, financial and accounting records, contracts, personnel and other records and documents of the Seller pertaining to the Business (including for the purpose of conducting environmental investigations). Notwithstanding the foregoing, the Owner and the Seller shall not be obligated to provide any information, documents or access to any person unless the Buyer is responsible, pursuant to the terms of the Confidentiality Agreement dated September 25, 2002 (the "Confidentiality Agreement") between the Owner and the Buyer, for the use and disclosure of any information obtained by such person from the Vertex Parties, or such person enters into a confidentiality agreement with the Owner and the Seller on terms that are substantially the same as those set forth in the Confidentiality Agreement. The Buyer, the Owner and the Seller acknowledge and agree that the Confidentiality Agreement remains in full force and effect and that information provided by the Owner or the Seller to the Buyer or the Parent or their Affiliates pursuant to this Agreement prior to the Closing shall be treated in accordance with the Confidentiality Agreement. If this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If the Closing occurs, the Confidentiality Agreement, insofar as it covers information relating to the Business Assets, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

         5.4 Exclusivity. During the period from the date of this Agreement until the Closing Date, or, if earlier, the termination of this Agreement, each of the Owner and the Seller shall not, directly or indirectly, authorize or permit any of its officers, directors, managers, employees, agents, advisors or representatives to, (a) initiate, solicit or encourage any proposal, offer or discussion with any party (other than the Buyer) concerning any acquisition of any portion of the Business or any of the equity of the Seller; (b) engage in discussions or negotiations with any party (other than the Buyer) concerning any such acquisition transaction; (c) enter into any agreement relating to any such acquisition transaction; (d) furnish to any Person nonpublic information relating to the Business; or (e) take any other action to cooperate in any way, or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any such acquisition transaction. The Owner and the Seller shall notify the Buyer if it receives a proposal for the acquisition of the Business or the Seller on or after the date hereof and prior to the Closing; provided, that the Owner and the Seller shall be under no obligation to disclose to the Buyer the identity of the Person making any such acquisition proposal nor the terms thereof; and provided, further, that nothing in this Section 5.4 shall obligate the Seller or the Owner to disclose to the Buyer any proposal to acquire the Owner or any of the Owner's other subsidiaries or businesses other than the Business and the Seller.

         5.5 Notice of Litigation. The Buyer will promptly notify the Owner and the Seller of any action, suit or proceeding that is instituted or threatened against the Buyer to restrain, prohibit or otherwise challenge the legality of any transaction described in this Agreement arising prior to the Closing Date. The Owner and the Seller will promptly notify the Buyer of any action, suit or proceeding that is instituted or threatened against the Seller to restrain, prohibit or otherwise challenge the legality of any transaction described in this Agreement arising prior to the Closing Date. The Owner and the Seller will promptly notify the Buyer of any lawsuit, claim, proceeding or investigation that is threatened, brought or asserted against Seller that would have been listed in Article III if the lawsuit, claim, proceeding or investigation had arisen prior to the date of this Agreement.

         5.6 Supplements to the Seller Disclosure Schedule.

              (a) As promptly as practicable, the Owner and the Seller will provide the Buyer with a supplement or amendment to the Seller Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in such Seller Disclosure Schedule, and if not so set forth or described, would have constituted a material breach of this Agreement. In addition, the Owner and the Seller shall promptly inform the Buyer, and the Buyer will promptly inform the Owner and the Seller, of any fact or event which comes to its attention, the existence of which constitutes or likely will constitute a material breach of any representation or warranty of the other party in this Agreement; provided, that except as otherwise provided in Section 7.7 hereof, no such action shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to (a) permit the Closing to occur unless the Buyer (or the Seller, as the case may be) specifically agrees thereto in writing or (b) affect the Buyer's (or the Seller's, as the case may be) rights to indemnification hereunder.

              (b) As promptly as practicable after the date of this Agreement, the Owner and the Buyer shall make a good faith determination of whether or not the material transfer agreements listed on Schedule 5.6(b) attached hereto are to become Assigned Contracts. In making such determination, the Parties will be guided by the principle that the provisions of such material transfer agreements which relate to materials transferred to the Seller prior to the Closing Date (or the entire material transfer agreement, if the agreement relates only to such materials) will be assigned to the Seller, for subsequent assignment to the Buyer. In the event a dispute arises between the Parties with respect to the determination by the Owner and the Buyer, there shall be a rebuttable presumption that the agreements that are the subject of the dispute are to be Assigned Contracts. Upon a determination that a material transfer agreement (or a portion thereof) is to be an Assigned Contract, such material transfer agreement (or the portion of such agreement which relates to materials previously transferred to the Seller) will be assigned to the Seller prior to the Closing Date, and in connection with the Closing the Buyer will grant such licenses to the Vertex Parties as may be reasonably necessary to permit the Vertex Parties to share the benefit of any rights under such material transfer agreements which are granted back to the Buyer (as the assignee of such agreements).

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

              (a) without giving effect to any supplement or amendment to the Seller Disclosure Schedule, the representations and warranties of the Owner and the Seller set forth in Article III shall have been true and correct in all material respects (other than those that are qualified as to materiality, which shall have been true and correct in all respects) when made (except where any such failure of such representations and warranties to be true in all material respects does not result in or involve a Material Loss to the Seller, the Business Assets or the Business) and as of the Closing Date as though made again on the Closing Date (except where any such failure of such representations and warranties to be true in all material aspects as though made again on the Closing Date would not constitute a Business Material Adverse Effect);

              (b) each of the Vertex Parties shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

              (c) no action, suit or proceeding shall be pending by or before any Governmental Authority seeking to prevent consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, and no judgment, order, decree, stipulation or injunction enjoining or preventing the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements shall be in effect;

              (d) the Owner and the Seller shall have delivered to the Buyer a certificate (the "Seller Certificate") signed by a duly authorized officer of the Seller to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injunction against, the Seller) of this Section 6.1 have been satisfied;

              (e) the Buyer shall have received from Kenneth S. Boger, Esq., Senior Vice President and General Counsel of Owner, an opinion dated the Closing Date, in form and substance satisfactory to the Buyer;

              (f) the Applicable Permits listed on Schedule 6.1(f) shall have been renewed or be in effect and, if required, transferred or reissued to the Buyer;

              (g) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

              (h) the Owner and the Seller shall have obtained (or caused to be obtained) in form reasonably acceptable to the Buyer all of the Third-Party Consents set forth on Schedule 6.1(h), and effected all of the Governmental Filings which are required on the part of the Owner and the Seller to consummate the transactions contemplated by this Agreement;

                  (i) the Buyer shall have received such other customary certificates (such as a certificate of good standing of the Seller in the jurisdiction of formation of the Seller and a certified copy of the Seller's limited liability company agreement, and certificates as to the incumbency of officers and the adoption of authorizing resolutions by the Seller's members and managers) as it shall reasonably request in connection with the Closing;

              (j) the Owner and the Seller shall have delivered all certificates, instruments, contracts and other documents to be delivered by each of them pursuant to Section 2.3(b) (including all applicable Ancillary Agreements);

              (k) no Business Material Adverse Effect shall have occurred;

              (l) the Seller shall execute and deliver such affidavit of no mechanics' lien or parties in possession as shall be required by a title company to insure the Buyer's title to the Real Estate without exception for such; and

              (m) the Buyer shall have obtained a title policy for the Real Property excluding from coverage only standard exceptions and the Permitted Encumbrances and in an amount reasonably satisfactory to it.

         6.2 Conditions to Obligations of the Owner and the Seller. The obligation of the Owner and the Seller to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver by the Owner and the Seller) of the following conditions:

              (a) the representations and warranties of the Buyer set forth in
Article IV shall have been true and correct in all material respects (other than those that are qualified as to materiality, which shall have been true and correct in all respects) when made (except where any such failure of such representations and warranties to be true in all material respects would not result in or involve a Material Loss to the Buyer), and as of the Closing Date as though made again on the Closing Date (except where any such failure of such representations and warranties to be true in all material aspects as though made again on the Closing Date would not constitute a Buyer Material Adverse Effect);

              (b) the Buyer shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

              (c) no action, suit or proceeding shall be pending by or before any Governmental Authority seeking to prevent consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, and no judgment, order, decree, stipulation or injunction enjoining or preventing consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements shall be in effect;

              (d) the Buyer shall have delivered to the Seller a certificate (the "Buyer Certificate") signed by a duly authorized officer of the Buyer to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injunction against, the Buyer) of this
Section 6.2 have been satisfied;

              (e) the Seller shall have received from in house counsel of the Buyer opinions dated the Closing Date in form and substance satisfactory to the Seller;

              (f) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

              (g) the Buyer shall have effected all of the Governmental Filings which are required on the part of the Buyer to consummate the transactions contemplated by this Agreement;

              (h) the Seller shall have received such other customary certificates (such as certificates as to the incumbency of officers and the adoption of authorizing resolutions by the Buyer's board of directors) as it shall reasonably request in connection with the Closing;

              (i) the Buyer shall have delivered all certificates, instruments, contracts and other documents to be delivered by it pursuant to Section 2.3(b) (including all applicable Ancillary Agreements); and

              (j) no Buyer Material Adverse Effect shall have occurred.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 Indemnification by the Owner and the Seller. Subject to the terms and conditions of this Article VII, from and after the Closing, the Owner and the Seller shall, on a joint and several basis, indemnify the Buyer and its officers, directors, managers, employees, agents, representatives and its Affiliates and their officers, directors, managers, employees, agents and representatives (the "Buyer Indemnitees") in respect of, and hold the Buyer Indemnitees harmless against, any and all liabilities, obligations, judgments, interest, losses, assessments, damages, fines, fees, penalties, costs and expenses (determined on a pre-tax basis, but after credit for applicable insurance proceeds actually received by an Indemnified Party with respect to such previously described liabilities, losses and the like, whether such receipt is before or after payment by an Indemnifying Party, subrogation rights of the Indemnified Party's insurers being hereby waived, and also including, without limitation, reasonable attorneys' fees and reasonable expenses of investigating and defending claims, lawsuits, complaints, actions or other pending or threatened litigation) (collectively the "Damages") incurred or suffered by any of the Buyer Indemnitees to the extent resulting from or attributable to:

              (a) any breach of any representation or warranty of the Owner or the Seller contained in this Agreement;

              (b) any failure by any Vertex Party to perform or observe any covenant or agreement required to be performed or observed by that Vertex Party contained in this Agreement or any Transfer Document;

              (c) any failure by the Vertex Parties to pay, perform or discharge any Excluded Liabilities; or

              (d) the items set forth on Schedule 7.1(d), which items will be deemed to be Third-Party Claims in the event claims are made with respect thereto.

         7.2 Indemnification by the Buyer. Subject to the terms and conditions of this Article VII, from and after the Closing, the Buyer shall indemnify each of the Owner and the Seller and its officers, directors, managers, employees, agents, representatives and its Affiliates and their officers, directors, managers, employees, agents and representatives (the "Seller Indemnitees") in respect of, and hold the Seller Indemnitees harmless against, any and all Damages incurred or suffered by any of the Seller Indemnitees to the extent resulting from or attributable to:

              (a) any breach of any representation or warranty of the Buyer contained in this Agreement;

              (b) any failure by the Buyer to perform or observe any covenant or agreement required to be performed or observed by it contained in this Agreement or any Transfer Document; or

              (c) any failure by the Buyer to pay, perform or discharge any Assumed Liabilities.

         7.3 Claims for Indemnification.

              (a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a claim made by a Third-Party against an Indemnified Party (as defined below) shall be made in accordance with the following procedures. A person entitled to indemnification under this Article VII (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a claim by a Third-Party (a "Third-Party Claim") for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third-Party. Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such Third-Party Claim and the amount of the Damages claimed. Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Claim. If the Indemnifying Party does not assume control of such defense, the Indemnified

Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third-Party Claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "Damages" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Parties advised of the status of such Third-Party Claim and the defense thereof and shall consider recommendations made by the other Parties with respect thereto. Unless and until an Indemnified Party has waived its claim for indemnification under this Article VII with respect to a Third-Party Claim, the Indemnified Party shall not agree to any settlement of such Third-Party Claim without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such Third-Party Claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party or that restricts any of the rights purported to be transferred pursuant to this Agreement without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

              (b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VII which is not subject to Section 7.3(a) shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains a statement that the Indemnified Party is entitled to indemnification under this Article VII, the amount of Damages incurred, if then ascertainable, and a reasonable explanation of the basis of the claim for indemnification and the Damages incurred. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to indemnification hereunder (in which case the Indemnifying Party shall make payment to the Indemnified Party, by check or by wire transfer, in an amount equal to the Damages incurred or suffered), or (ii) contest that the Indemnified Party is entitled to indemnification hereunder or the amount of Damages claimed by the Indemnifying Party. If the Indemnifying Party in such response contests the right to indemnification hereunder, or if the Parties are unable to agree on the amount of Damages incurred or suffered, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 11.9.

         7.4 Survival.

              (a) The representations and warranties of the Owner, the Seller, and the Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until fifteen
(15) months after the Closing Date, at which time they shall expire; provided, however, (i) the representations and warranties contained in Sections 3.11 and
3.16 shall survive for sixty (60) days beyond the applicable statute of limitations and (ii) the representations and warranties of the Owner and the Seller contained in Sections 3.1, 3.2, and 3.14 and of the Buyer contained in Sections 4.1, 4.2, and 4.5 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation.

              (b) If an indemnification claim under Section 7.1(a) or Section 7.2(a) is properly asserted in writing pursuant to Section 7.3 prior to the expiration as provided in Section 7.4(a) of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

              (c) The covenants and agreements of the Parties contained in this Agreement and the Transfer Documents shall survive the Closing and the consummation of the transactions contemplated hereby.

         7.5 Limitations.

              (a) Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to indemnification claims under this Agreement:

                  (i) no claim shall be valid and assertable under Section 7.1(a) or Section 7.2(a) unless the aggregate amount of Damages incurred by the Indemnified Party under Section 0 or Section 7.2(a), as applicable, exceeds Three Hundred Thousand Dollars ($300,000), in which case the Indemnified Party will have the right to indemnification for all Damages incurred in excess of Three Hundred Thousand Dollars ($300,000);

                  (ii) notwithstanding anything to the contrary contained in this Article VII, the Owner and the Seller shall not have any obligation to indemnify the Buyer Indemnitees under Section 7.1(a) and with respect to Items 1 and 5 of Schedule 7.1(d) in an amount in excess of fifty percent (50%) of the Purchase Price in the aggregate;

                  (iii) notwithstanding anything to the contrary contained in this Article VII, the Owner and the Seller shall not have any obligation to indemnify the Buyer Indemnitees with respect to Item 2 on Schedule 7.1(d) in excess of the amount set forth in Item 2 of Schedule 7.1(d);

                  (iv) notwithstanding anything to the contrary contained in this Article VII, the Owner and the Seller shall not have any obligation to indemnify the Buyer Indemnitees under Section 7.1(a) with respect to any matter with respect to which they are also entitled to indemnification under Section 7.1(d); and

                  (v) notwithstanding anything to the contrary contained in this
Article VII, the Buyer shall not have any obligation under Section 7.2(a) to indemnify the Seller Indemnitees in an amount in excess of fifty percent (50%) of the Purchase Price in the aggregate.

              (b) Notwithstanding anything to the contrary contained in this
Article VII, no limitation or condition of liability provided in Section 7.5(a) shall apply to a breach of Sections 3.1, 3.2, 3.14, 3.16, 4.1, 4.2 or 4.5 hereof.

              (c) The indemnification rights of the Parties under this Article VII are the sole and exclusive remedies for any breach of representation or warranty made by any Party in this Agreement; provided, that the foregoing (including but not limited to the limitations set forth in

Section 7.5(a) hereof) shall not be deemed to limit the right of any Party to pursue indemnification or other remedies for claims involving fraud or intentional misconduct.

         7.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price to the maximum extent allowable under applicable law.

         7.7 Effect of Closing. Upon the Closing, any condition to the obligations of any Party hereunder contained in Article VI that has not been satisfied, including any representation, warranty or covenant which to the actual knowledge of any Party has been materially breached or left unsatisfied by any other Party and which material breach or failure to satisfy by such other Party is a condition precedent to the first Party's obligation to consummate the transactions contemplated hereby, will be deemed to be waived by the Parties, and each Party will be deemed to fully release and forever discharge the other Parties on account of any and all claims, demands, or charges, known or unknown, with respect to the same. Nothing in this Section 7.7 shall be deemed to affect any provision herein which expressly survives the Closing or pertains to matters which occur after the Closing.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent;

              (b) the Buyer may terminate this Agreement by giving written notice to the Seller and the Owner if the Seller or the Owner has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach (i) would cause the conditions set forth in Section
6.1 not to be satisfied and (ii) is not cured within thirty (30) days following delivery by the Buyer to the Owner and the Seller of written notice of such breach;

              (c) the Owner and the Seller may terminate this Agreement by giving written notice to the Buyer if the Buyer has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach (i) would cause the conditions set forth in Section 6.1 not to be satisfied and (ii) is not cured within thirty (30) days following delivery by the Seller and the Owner to the Buyer of written notice of such breach;

              (d) the Buyer may terminate this Agreement by giving written notice to the Owner and the Seller if the Closing shall not have occurred on or before May 15, 2003 provided that the Buyer is not in material breach under this Agreement at the time it seeks to terminate under this Section 8.1(d);

              (e) the Owner and the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before May 15, 2003 provided that the Owner and the Seller are not in material breach under this Agreement at the time they seek to terminate under this
Section 8.1(e).

         8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Parties except for the provisions of Sections 3.14 and 4.5 relating to brokerage, Section 9.5 relating to press releases and announcements, Section 9.7 relating to solicitation of employees and Section 11.7 relating to expenses shall survive such termination, as shall the provisions of the Confidentiality Agreement in accordance with its terms. Notwithstanding the foregoing, termination of this Agreement shall not relieve any Party of liability for any breach by such Party, prior to the termination of this Agreement, of any covenant or agreement contained in this Agreement or impair the right of any Party to obtain such remedies as may be available to it in law or equity with respect to such a breach of any covenant or agreement contained in this Agreement by another Party.

                                   ARTICLE IX
                              ADDITIONAL COVENANTS

         9.1 Taxes.

              (a) Except to extent included within the Assumed Liabilities, the Owner and the Seller shall be jointly and severally liable for and pay, and pursuant to Article VII shall indemnify each Buyer Indemnitee from and against, all Taxes (including, without limitation, any amounts owed by a Buyer Indemnitee relating to Taxes pursuant to a contract or otherwise) applicable to the Business, and the Seller's right, title and interest in Business Assets, in each case attributable to Taxable years or periods ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. In addition to the Assumed Liabilities, the Buyer shall be solely liable for and pay, and pursuant to
Article VII shall indemnify each Seller Indemnitee from and against, all Taxes applicable to the Business, the Buyer's right, title and interest in the Business Assets and the Assumed Liabilities that are attributable to taxable years or periods beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. For purposes of this Agreement, any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of business on the Closing Date and the other beginning on the day after the Closing Date, except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

              (b) Notwithstanding paragraph (a), any sales Tax, use Tax, real property transfer or gains Tax, asset transfer Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Business, the Acquired Assets, the Seller's right, title and interest in the Business Assets not owned by the Seller or the Assumed Liabilities shall be paid by the Owner and the Seller. The Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

              (c) The Owner and the Seller or the Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section 9.1. Not later than thirty (30) days prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

              (d) After the Closing Date, the Buyer, the Owner and the Seller shall reasonably (i) cooperate in preparing for any audits of, or disputes with Governmental Authorities regarding, any Tax Returns of the Business or the Business Assets required to be filed by any of the Parties, and (ii) make available to the other and to any Governmental Authority as reasonably requested all information, records, and documents in their possession or control relating to Taxes of the Business or the Business Assets.

         9.2 UCC Matters. From and after the Closing Date, the Owner and the Seller shall promptly refer all inquiries with respect to ownership or operation of the Business Assets or the Business to the Buyer. In addition, the Owner and the Seller shall execute such documents and financing statements as the Buyer may request from time to time to evidence transfer of the Seller's right, title and interest in the Business Assets to the Buyer, including, without limitation, any necessary assignment of financing statements.

         9.3 Discharge of Business Obligations. Except with respect to the Assumed Liabilities, from and after the Closing, each of the Owner and the Seller shall pay and discharge, in accordance with past practice, all obligations and liabilities incurred prior to the Closing in respect of the Business, its operations or the assets and properties used therein, including any liabilities or obligations to Employees, any Governmental Authority and clients and customers of the Business.

         9.4 Change of the Seller's Name. As of the Closing Date, the Seller shall, and the Owner shall cause the Seller to, change its limited liability company name and its fictitious name to such name not containing the word "PanVera," or any name similar to or derivative of such name, as the Buyer shall reasonably approve. The Seller and the Owner, at the request of the Buyer, will take such action as may be necessary or appropriate to permit the Buyer to qualify as a foreign corporation to do business in the Seller's name or conduct business using the Seller's name in the State of Wisconsin and other states and jurisdictions.

         9.5 Public Announcement. Prior to Closing, no Party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby (except to the respective representatives, directors, managers and officers of the Buyer, the Owner, the Seller and their Affiliates) without the prior written consent of the other Parties (which will not be unreasonably withheld or delayed); provided, however, that any Party may make any such announcement or statement it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities without such consent, so long as the disclosing Party provides the other Parties with a reasonable opportunity to review and comment on such disclosure in advance of its being made, if doing so will not cause the disclosing Party to fail to meet the legal or other requirements mandating such disclosure.

         9.6 Post Closing Obligation to Employees.

              (a) Schedule 9.6(a) contains a true and correct list of the name, job title, current base salary or hourly wage, date of hire, current vacation entitlement and assigned location of all Employees actively employed (as of the date of this Agreement), including any such individual on short-term disability or approved leave of absence who was so employed immediately before such disability or absence. At the Closing, the Owner and the Seller shall provide to the Buyer an updated Schedule 9.6(a) which shall disclose all the information required under the preceding sentence as of the day prior to Closing. All individuals included on the original Schedule 00, plus all individuals included on the updated Schedule 9.6(a) whose hiring was approved by Buyer, are herein referred to as the "Seller Employees." With respect to any Seller Employee who is not actively employed due to short-term disability or approved leave of absence, the updated Schedule 9.6(a) shall indicate the reason for such absence and the date such individual is reasonably expected to return to active employment. If a Seller Employee who is not actively employed at the time of Closing due to short-term disability or approved leave of absence is, in the reasonable opinion of the Buyer, unfit to return to active employment with the Buyer within 30 days of the expected return date indicated on the updated
Schedule 9.6(a) or otherwise does not commence active employment with the Buyer within such 30 day period, such individual shall be considered a "Former Seller Employee" for all purposes under this Agreement.

              (b) Effective as of 12:01 a.m. on the Closing Date, the Owner and the Seller shall cause the employment of all Seller Employees (other than those individuals who are not actively employed due to short-term disability or approved leave of absence, whose employment shall be terminated upon their return to active employment) to be terminated. Effective as of 12:01 a.m. on the Closing Date, the Buyer shall offer employment to all Seller Employees terminated in accordance with the preceding sentence (except that with respect to those individuals on short-term disability or an approved leave of absence, subject to their commencement of active employment with the Buyer within thirty
(30) days of their expected return date as indicated on updated Schedule 9.6(a), the Buyer shall offer employment to such individuals upon their return from short-term disability or approved leave of absence) on terms and conditions determined by the Buyer in its sole discretion. All Seller Employees to whom the Buyer offers employment and who accept such employment are herein referred to as the "Transferred Employees." Nothing in this Section 9.6 shall limit the Buyer's authority to terminate the employment of any Transferred Employee at any time and for whatever reason. Beginning on the first Business Day following the execution of this Agreement, the Seller shall provide or make available to the Buyer, to the extent permitted by applicable law, such information regarding the Transferred Employees as is contained in the Seller's personnel records, including without limitation information regarding accrued or incurred but unpaid liabilities for wages, vacations, deferred compensation, medical/dental/vision, workers' compensation, disability and other welfare benefit claims.

              (c) The Owner and the Seller shall be responsible for the payment of any Seller Employee benefits that become due to any Transferred Employees as a result of their termination by the Seller in accordance with Section 9.6(b).

              (d) The Owner and the Seller shall be responsible for all legally mandated health care continuation coverage for Seller Employees and Former Seller Employees and their covered dependents who had or have a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurred or occurs on or prior to the Closing Date including without limitation, any loss of coverage that results directly or indirectly from the transaction contemplated by this Agreement.

              (e) The Seller and the Owner shall retain liability for payment of any long-term or short-term disability benefits to any Seller Employee or Former Seller Employee that relate to a disability which was first disclosed prior to the Closing Date.

              (f) The Seller, the Owner and the Buyer hereby acknowledge and agree that in conformity with the Standard Procedure of IRS Revenue Procedure 96-60, 1996-2 C.B. 399, (i) the Owner and the Seller will be responsible for and perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by the Owner or the Seller to any Seller Employee in connection with employment on or prior to the Closing Date; and (ii) the Buyer will be responsible for and perform all Tax withholding, payment, and reporting duties with respect to any wages and other compensation paid by the Buyer to any Transferred Employee in connection with employment after the Closing Date.

              (g) The Seller and the Buyer hereby acknowledge and agree that (i) in accordance with Section 2101(b)(i) of the WARN Act, the Seller will be responsible for all required notices prior to the Closing Date, and the Buyer will be responsible for all required notices on or after the Closing Date, and
(ii) all of the Seller Employees as of the Closing Date (other than those individuals who are not actively employed on the Closing Date due to short-term disability or approved leave of absence) will be deemed to have become employees of the Buyer immediately on the Closing Date for purposes of the WARN Act.

         9.7 Non-Solicitation of Employees. Other than with respect to the offer of employment made by Buyer to the Seller Employees contemplated in Section 9.6 hereof, the Parties covenant and agree, for themselves and their Affiliates, that they will not at any time on or before the Closing, or at any time during the two (2) year period following the Closing or, if this Agreement is terminated prior to the Closing, then at any time during the one-year period following the effective date of such termination, solicit to employ (other than by general advertisements) any person who is, at the time of such solicitation or immediately prior to such employment, an employee of the other Parties or any of their respective Affiliates without the written consent of the Party that employs such employee.

         9.8 Delivery of Certain Business Records. Within fifteen (15) days following the Closing, the Seller shall deliver to the Buyer copies of all invoices to customers and other customer records, customer and supplier lists, credit files, correspondence, marketing studies, sales presentations, consultant reports, research and development studies, product development studies or reports, quality control test results and other quality control records and reports, patent files, regulatory files, quality files and all other records, files, documents and information in the Seller's possession or control however maintained or stored (including computer diskettes and other electronic media), used or developed primarily in connection with the use of the Business Assets or the conduct of the Business. The Seller shall also deliver to the Buyer copies of all brochures and other promotional and printed materials, trade show materials (including displays), videos, advertising and/or marketing materials in the Seller's possession or control which were used or developed primarily in connection with the use of the Business Assets or the conduct of the Business.

         9.9 Confidentiality and Nonuse Obligations. The Owner and the Seller acknowledge and agree that the Vertex Parties shall continue to be bound by their obligations of confidentiality and nonuse under the Assigned Contracts (in the form they exist on the Closing Date and without regard to any amendment or modification after the Closing Date unless otherwise agreed to in writing by the Owner or the Seller) to the same extent as if they remained a party thereto.

         9.10 Limitations on Granted or Retained Rights. If and to the extent that the Seller, Vertex San Diego, or any predecessor entity to the Business, has granted, licensed, permitted or conveyed to any Affiliate, pursuant to any written or oral contract, agreement, license or other arrangement, any license or other right in, to or under the intellectual property rights that are included in the Acquired Assets (or any tangible embodiments thereof) that are broader than the rights that are granted to or retained by Vertex San Diego under the Amended and Restated Technology Agreements, then such license or other right granted, licensed, permitted or conveyed to such Affiliate shall be limited hereafter to the extent of the rights that are granted to or retained by Vertex San Diego under the Amended and Restated Technology Agreements.

                                    ARTICLE X
                             POST-CLOSING AGREEMENTS

         10.1 Collection of Receivables. The Owner and the Seller shall, by letter prepared by the Buyer and reasonably acceptable to the Seller (the "Letter"), authorize, instruct and direct that the account parties of all accounts, notes and receivables (including insurance proceeds) constituting Acquired Assets (such parties, the "Account Parties") shall make and deliver all payments relating thereto on or after the Closing to such location, bank and account (the "Buyer Receivables Account") as the Buyer shall specify. The Letter shall cover all such matters as the Buyer and the Seller shall reasonably determine. If, notwithstanding such Letter, any of the Account Parties remit payments on or after the Closing directly or indirectly to the Seller instead of to the Buyer Receivables Account, the Owner and the Seller shall promptly deliver all such payments (including but not limited to negotiable instruments which shall be duly endorsed by the Seller to the order of the Buyer) to the Buyer. The Seller hereby irrevocably designates, makes, constitutes and appoints the Buyer (and all persons designated by the Buyer) as its true and lawful attorney-in-fact to do any of the following in the sole discretion of the Buyer: to receive, give receipts for, take, endorse, assign, deliver, deposit, demand, collect, sue on, compound, and give acquittance for any and all information, documents, payments forms (including negotiable and non-negotiable instruments) and proceeds received by the Buyer via the Buyer Receivables Account or from the Owner or the Seller that relate to the accounts, notes and receivables (including insurance proceeds) of the Account Parties constituting Acquired Assets.

         10.2 Use of Aurora Trade Name. The Buyer agrees that it will not, and will not permit any of its Affiliates to, use any trade name or trade mark containing the Aurora name, whether in connection with the use of the Business Assets and the conduct of the Business or otherwise; provided, that for a period of twenty-four (24) months following the Closing the Buyer shall be permitted to state in its marketing materials with respect to products produced through the use of the Business Assets that certain of such Business Assets were formerly owned or operated by Aurora.

         10.3 Access to Business Records. The Buyer agrees that the Seller, the Owner and their representatives (provided such representatives are subject to a duty of confidentiality with the Seller or the Owner with respect to such matters) shall have reasonable access during normal business hours to all of the financial books and records with respect to the Business and the Business Assets delivered to the Buyer at or following the Closing, and to make copies thereof (which copies shall not be disclosed by the Seller or the Owner to any third party other than (a) in confidence to their attorneys, accountants, tax preparers, financial advisors, and lenders, (b) as necessary to fulfill standard or legally required corporate or regulatory reporting or disclosure requirements, or (c) as may be necessary to enforce the terms of, or otherwise comply with, this Agreement, or as may be otherwise required by law). The Seller and Owner agree that the Buyer and its representatives shall have reasonable access during normal business hours to the financial books and records of Seller and Owner as necessary to fulfill standard or legally required corporate or regulatory reporting or disclosure requirements arising from the transactions contemplated by this Agreement, and to make copies thereof (which copies shall not be disclosed by the Buyer to any third party other than (a) in confidence to their attorneys, accountants, tax preparers, financial advisors, and lenders,
(b) as necessary to fulfill standard or legally required corporate or regulatory reporting or disclosure requirements, or (c) as may be necessary to enforce the terms of, or otherwise comply with, this Agreement, or as may be otherwise required by law)

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

         11.2 Entire Agreement. This Agreement (including the documents referred to herein), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the Owner, the Seller and the Buyer with respect to the subject matter hereof. This Agreement and the Ancillary Agreements supersede any prior agreements or understandings among the Owner, the Seller or the Buyer and any representations or statements made by or on behalf of the Owner, the Seller or the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement which shall terminate effective at the Closing.

         11.3 Succession and Assignment. No Party may assign or delegate either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Notwithstanding the foregoing, this Agreement, and all rights hereunder may be assigned in whole or in part, without such consent, by the Buyer to any other wholly owned subsidiary of the Buyer, provided that such assignee agrees in writing to be bound by the provisions of this Section 11.3 and such assignment shall not release the Buyer from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         11.4 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent to the intended recipient as set forth below:

     If to the Buyer or the Parent:                         If to the Seller or the Owner:

     Invitrogen Corporation                                 Vertex Pharmaceuticals Incorporated
     1600 Faraday Avenue                                    130 Waverly Street
     Carlsbad, CA 92008                                     Cambridge, MA 02139
     Telecopy:  760-603-7229                                Telecopy: 617-444-6580
     Attention:  General Counsel                            Attention: Chairman and CEO

     With a Copy to:                                        With a Copy to:

     Gray Cary Ware & Freidenrich LLP                       Senior Vice President and General Counsel
     4365 Executive Drive, Suite 1100                       Vertex Pharmaceuticals Incorporated
     San Diego, CA 92121-2133                               130 Waverly Street
     Telecopy:  858-677-1477                                Cambridge, MA 02139
     Attention:  Jeffrey T. Baglio                          Telecopy:  617-444-6483

Any Party may give any notice, request, demand, claim, or other communication hereunder using any reasonable means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.5 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. Except as otherwise provided in
Section 7.7, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.7 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         11.8 Specific Performance. Each Party acknowledges and agrees that the other Parties will be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any state or federal court sitting in the State of California in accordance with Section 11.9.

         11.9 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

         11.10 Construction.

              (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

              (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

              (c) The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              (d) Any reference herein to an Article, Section or clause shall be deemed to refer to an Article, Section or clause of this Agreement, unless the context clearly indicates otherwise.

              (e) All references to "$" or "Dollars" refer to currency of the United States of America.

         11.11 Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

         11.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.13 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   VERTEX PHARMACEUTICALS INCORPORATED

                                   By:    /s/ Joshua S. Boger
                                          --------------------------------------

                                   Name:  Joshua S. Boger
                                          --------------------------------------

                                   Title: Chairman and CEO
                                          --------------------------------------


                                   PANVERA LLC

                                   By:    /s/ Joshua S. Boger
                                          --------------------------------------

                                   Name:  Joshua S. Boger
                                          --------------------------------------

                                   Title: President
                                          --------------------------------------


                                   INVITROGEN CORPORATION

                                   By:    /s/ John D. Thompson
                                          --------------------------------------

                                   Name:  John D. Thompson
                                          --------------------------------------

                                   Title: Vice President
                                          --------------------------------------



                  [Signature page to Asset Purchase Agreement]